EXHIBIT 10.29

                         AGREEMENT AND PLAN OF MERGER

                                 by and among

                         Delta Petroleum Corporation,
                                 as Purchaser,

                        Delta Acquisition Company, Inc.,
                                 as Merger Sub,

                            Piper Petroleum Company,

                             and John H. Wilson, II















































                              TABLE OF CONTENTS


1.  Certain Definitions...................................................   1
2.  The Merger and Consideration..........................................   3
    2.1   Merger Consideration............................................   3
    2.2   Merger..........................................................   4
    2.3   Shareholder Approvals...........................................   4
    2.4   Closing.........................................................   5
    2.5   Consummation of the Transaction at the Closing..................   5
    2.6   Effect of Merger................................................   6
    2.7   Effect on Capital Stock.........................................   6
3.  Representations and Warranties of Piper...............................   8
    3.1   Incorporation and Corporate Status..............................   8
    3.2   Binding Agreement...............................................   8
    3.3   Authorized Stock................................................   8
    3.4   Stock Fully Paid................................................   8
    3.5   Ownership of Securities.........................................   8
    3.6   Title...........................................................   9
    3.7   No Other Agreements.............................................   9
    3.8   Financial Representations.......................................   9
    3.9   No Liabilities..................................................   9
    3.10  No Change In Financial Condition................................  10
    3.11  Certain Tax Matters.............................................  10
    3.12  Financial Disclosure............................................  11
    3.13  Condition of Tangible Assets....................................  11
    3.14  Real Property...................................................  11
    3.15  All Assets......................................................  12
    3.16  Stock Transfer Records and Minute Books.........................  13
    3.17  Indefeasible Title..............................................  13
    3.18  Leases and Mineral Interests....................................  13
    3.19  Insurance.......................................................  14
    3.20  Intellectual Property Rights....................................  14
    3.21  No Litigation...................................................  14
    3.22  No Violation of Laws or Regulations.............................  14
    3.23  Approvals.......................................................  15
    3.24  Labor Agreements................................................  15
    3.25  Contracts.......................................................  15
    3.26  Employees.......................................................  16
    3.27  Environmental Matters...........................................  16
    3.28  Stock Representations...........................................  17
    3.29  Licenses, Facilities............................................  17
    3.30  Accounts Receivable.............................................  18
    3.31  Payables........................................................  18
    3.32  Permits.........................................................  18
    3.33  Employee Benefit Matters........................................  19
    3.34  Directors and Officers..........................................  19
    3.35  Subsidiaries....................................................  19
    3.36  Full Disclosure.................................................  19
4.  Representations and Warranties of Purchaser and Merger Sub............  19
    4.1   Good Standing...................................................  19
    4.2   Binding Agreement...............................................  20
    4.3   Litigation; Compliance with Laws................................  20
    4.4   Current Filings With SEC........................................  20
    4.5   Purchaser's Stock...............................................  21
5.  Activities Prior to the Closing Date..................................  22
    5.1   Operation of Piper's Business...................................  22
    5.2   Access to Information...........................................  24
    5.3   Confidentiality.................................................  24
    5.4   Benefit Plans...................................................  25
    5.5   Best Efforts and Standstill.....................................  25
    5.6   Listing of Purchaser Common Stock...............................  25
    5.7   Meeting of Piper's Shareholders.................................  25
    5.8   Compliance with Laws............................................  25
    5.9   Contract with Third Parties.....................................  26
6.  Conditions Precedent to the Purchaser's and Merger Sub's Obligations..  26
    6.1   Representations and Warranties..................................  26
    6.2   Performance of Obligations......................................  26
    6.3   Performance at Closing..........................................  26
    6.4   Dissenter's Rights..............................................  26
    6.5   Absence of Litigation or Restraining Action.....................  26
    6.6   No Attachment...................................................  26
    6.7   No Liens, Indebtedness..........................................  26
    6.8   Resignations and Employee Terminations..........................  27
    6.9   Corporate Records...............................................  27
    6.10  Consents and Waivers............................................  27
    6.11  Legal Compliance................................................  27
    6.12  Absence of Adverse Changes......................................  27
    6.13  Opinion of Counsel..............................................  27
    6.14  Certificates....................................................  27
    6.15  Shareholder Approval............................................  27
    6.16  Marketing Contracts.............................................  28
    6.17  Piper's Disclosure Statement....................................  28
    6.18  Audit of Piper's Financial Statements...........................  28
    6.19  General Due Diligence Review.   28
7.  Conditions Precedent to Piper's and Piper Shareholders' Obligations...  28
    7.1   Representations and Warranties..................................  28
    7.2   Performance of Obligations......................................  29
    7.3   Performance at Closing..........................................  29
    7.4   Absence of Restraining Action...................................  29
    7.5   Nasdaq Listing of Shares........................................  29
    7.6   Market Price of Delta Stock.....................................  29
    7.7   Due Diligence Review............................................  29
8.  Post-Closing Covenants................................................  30
    8.1   Cooperation of The Principal Shareholders and Former Officers
           of Piper.......................................................  30
    8.2   Litigation Support..............................................  30
    8.3   Other Transitional Matters......................................  30
    8.4   Cooperation After Closing.......................................  31
    8.5   Confidential Information........................................  31
    8.6   Disclosure Required in Legal Proceedings........................  31
    8.7   Registration of Delta Stock Issued to Piper Shareholders........  31
    8.8   Cooperation on Filing of Amendment to Form 8-K..................  32
    8.9   Continuity of Business..........................................  32
    8.10  Wilson Exploration Company Duties...............................  32
9.  Delivery of Closing Documents.........................................  32
    9.1   Delivery of Closing Documents to Purchaser and Merger Sub.......  32
    9.2   Delivery of Documents to Piper and the Piper Shareholders.......  33
10. Termination...........................................................  34
    10.1   Events of Termination..........................................  34
11. Miscellaneous.........................................................  35
    11.1   Notices........................................................  35
    11.2   Brokerage Commissions..........................................  36
    11.3   Successors and Assigns.........................................  36
    11.4   Arbitration....................................................  37
    11.5   No Oral Modifications..........................................  37
    11.6   Waiver.........................................................  37
    11.7   Governing Law..................................................  37
    11.8   Severability...................................................  37
    11.9   Headings and Captions for Convenience..........................  37
    11.10  Counterparts...................................................  37
    11.11  Representations, Warranties and Covenants......................  37
    11.12   Indemnification by Principal Shareholder of Piper.............  38
    11.13   Purchaser's Indemnification...................................  39
    11.14   Limitation on Indemnification.................................  40
    11.15   No Benefit To Others..........................................  41
    11.16   Expenses......................................................  41
    11.17   Publicity.....................................................  41
    11.18   Exhibits......................................................  41
    11.19   Entire Agreement..............................................  42
    11.20   Currency Amounts..............................................  42

                        AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER ("Agreement") is made this 26th day of December, 2001, by and among Delta Petroleum Corporation, a Colorado corporation ("Purchaser"), Delta Acquisition Company, Inc., a Colorado corporation ("Merger Sub"), and Piper Petroleum Company, a Delaware corporation ("Piper"), and John H. Wilson, II, the principal shareholder of Piper ("Principal Shareholder of Piper").

                                 RECITALS

     A. Piper is engaged in the ownership, leasing, acquisition, exploration, drilling and development of oil and gas properties and working interests, royalty, overriding royalty and other mineral interests, primarily located in Colorado, Kansas, Louisiana, Mississippi, New Mexico, Oklahoma and Texas and in Australia and the production and sale of oil and gas;

     B. Purchaser owns 100% of the issued and outstanding capital stock of Merger Sub; and

     C. Purchaser desires to acquire Piper's business by merging Piper with and into Merger Sub in accordance with the terms and conditions of this Agreement in a transaction designed and intended to meet the requirements of Section ("Sec.") 368(a)(l)(A) and Sec. 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended ("Code"), and as a result of such transaction Merger Sub, following the merger of Piper with and into it, shall be the Surviving Corporation and, as such, shall be a wholly owned subsidiary of the Purchaser.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. Certain Definitions. The definitions set forth below shall apply to the meaning of the terms as used throughout this Agreement. All other capitalized terms shall have the meaning as defined in other sections of this Agreement.

          1.1   "Affiliate" shall mean with reference to a particular Person
(i) any Person, directly or indirectly, owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such particular Person; (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by such particular Person; or (iii) any Person, directly or indirectly, controlled by, controlling or under common control with such particular Person.

          1.2   "Agreement" shall mean this Agreement and Plan of Merger.

          1.3 "Closing" shall mean the consummation of the transactions contemplated by this Agreement.

          1.4 "Closing Date" shall mean the date on which the Closing occurs pursuant to Section 2.4 hereof.

          1.5 "Commission" shall mean the United States Securities and Exchange Commission.

          1.6 "Delta Common Stock" shall mean the $.01 par value voting common stock of Purchaser.

          1.7 "Effective Time" shall mean the time when this Agreement or the Certificate or Articles of Merger are filed as provided in Section 2.5 of this Agreement and the Merger of Piper with and into Merger Sub becomes effective under Colorado and Delaware law.

          1.8 "Marketable Title" shall mean a title that is free of encumbrances and any reasonable doubt as to its validity, and such that a reasonable and prudent person engaged in the business of the ownership, development and operation of any of the assets to which this term applies as provided in this Agreement, with the knowledge of all the facts and their legal bearing, would be willing to accept in the exercise of ordinary business prudence.

          1.9   "Merger" shall have the same meaning as set forth in Section
2.2 of this Agreement.

          1.10 Permitted Encumbrances. The following liens, charges and other encumbrances of a similar nature are collectively referred to in this Agreement as the "Permitted Encumbrances" with respect to the properties and assets of Piper:

                 1.10.1 Tax Liens. Liens for current state or local property taxes not yet due and payable or subject to penalties.

                 1.10.2 Immaterial Violations of Law. Zoning ordinances, building laws, restrictions, regulations and rules imposed by governmental authorities, if any, none of which is materially violated by existing buildings and land uses by Piper.

                 1.10.3 Governmental Assessments. Any assessment for local benefits levied by any governmental authority and not now a lien upon all or any portion of such real property; provided, however, neither the Principal Shareholder of Piper nor Piper know or have reason to know of any such assessment.

                 1.10.4 Liens Released Prior to Closing. Liens of carriers, warehousemen, mechanics, laborers, materialmen and other like statutory liens in existence less than 120 days from the date of creation thereof, all of which shall be satisfied and released on or prior to the Closing Date.

                 1.10.5 Encumbrances of Leasehold Properties. Any mortgage, deeds of trust or other encumbrances on leasehold properties which Piper is leasing from a third party which is the owner of the property being leased by Piper subject to any such encumbrance.

                 1.10.6 Property Restrictions Not Impairing Value. Liens, easements, rights-of-way, restrictions, servitude, permits, conditions, covenants, exceptions, reservations, and other similar encumbrances which are incurred in the ordinary course of business or existing on property and which appear of public record in the records maintained by the appropriate local or state governmental authority and which do not materially impair the value of the assets of Piper or interfere with the ordinary conduct of Piper's business or its rights to its assets.

                 1.10.7 Operator's Liens. Liens and security interests for currently due obligations (other than obligations arising with respect to the properties in Australia in which Piper has an interest), not in excess of as to individual property of $5,000 and in the aggregate of $50,000 as of the date of this Agreement, which liens and security interests are created by operating agreements or similar agreements relating to the operation of

Piper's oil and gas properties and none of which agreements is in default nor are the obligations under any such agreement past due or in breach.

                 1.10.8 Summit Lien. Liens of Summit National Bank against the building of Piper in Fort Worth, Texas, securing payment of the indebtedness to Summit National Bank as more particularly described in
Schedule 3.17 attached to this Agreement. As of the Closing Date, the unpaid principal amount and accrued interest owed by Piper to Summit National Bank shall not exceed sixty thousand dollars ($60,000).

          1.11 "Person" shall mean an individual, partnership, corporation, trust, limited liability company, unincorporated organization, association or joint venture or a government, agency, political subdivision or instrumentality thereof.

          1.12 "Piper" shall mean Piper Petroleum Company, a Delaware corporation, and where appropriate in the context used shall include its subsidiaries, if any, as shall have been set forth in Schedule 3.35 attached to this Agreement.

          1.13 "Piper Stock" shall mean the voting common stock, with no par value, of Piper, which is the only authorized capital stock of Piper.

          1.14   "Principal Shareholder of Piper" shall mean John H. Wilson,
II.

          1.15 "Purchaser" shall mean Delta Petroleum Corporation, a Delaware corporation.

          1.16 "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

          1.17 "Surviving Corporation" shall have the same meaning as set forth in Section 2.2 of this Agreement.

     All other capitalized terms shall have the meanings as specified elsewhere in this Agreement.

     2.   The Merger and Consideration.

          2.1 Merger Consideration. On the Closing Date, the shares of Piper Stock owned by the Piper shareholders, consisting of a total of seven thousand four hundred eighty-five (7,485) shares of Piper Stock, which constitutes one hundred percent (100%) of the issued and outstanding shares of Piper's capital stock, subject to the provisions of this Agreement, shall be delivered by all of the Shareholders of Piper for surrender to the Surviving Corporation and exchanged for the Consideration ("Merger Consideration") as follows:

               2.1.1   Delta Stock.  Subject to the provisions of Sections
2.1.3 and 6.4 of this Agreement, the shares of Piper Stock held by the shareholders of Piper shall be exchanged for, converted into and become One Million Three Hundred Eighty Thousand (1,380,000) shares of Delta Common Stock ("Stock Consideration") which shall be issued by Purchaser to the Shareholders of Piper;

               2.1.2 Loan Repayment and Additional Delta Stock. Purchaser shall assume and repay the promissory notes for the full amount of the indebtedness owed by Piper to John H. Wilson, II, which as of November 30, 2001, was in the amount of $796,836.58 and Wilson Exploration Company in the amount of $404,575.15, and in consideration of the repayment of the full amount of such loans, on the Closing Date John H. Wilson, II and Wilson Exploration Company shall deliver to Purchaser the promissory notes evidencing such indebtedness which shall be marked on the face thereof as "paid in full" and shall be signed by an officer of Wilson Exploration Company duly authorized to sign on its behalf and John H. Wilson, II as each of their names appear thereon as the payee of each such note. The indebtedness owed by piper to Wilson Exploration Company will increase by $9,000 per month, plus an amount equal to the amount of any joint interest billings of Piper paid by Wilson Exploration Company after November 30, 2001. In addition to the repayment of such notes, Purchaser shall deliver to John H. Wilson, II on the Closing Date a stock certificate representing 51,000 shares of Delta Common Stock as reimbursement for the unpaid salary (net of previously paid social security and withholding taxes) owed by Piper to Mr. Wilson;

               2.1.3 Reduction in Stock Consideration. To the extent that any shareholders of Piper Stock exercise their dissenter's rights as provided in Section 6.4 of this Agreement and receive cash in lieu of the issuance of shares of Delta Common Stock in exchange for their Piper Stock, the number of shares of Delta Common Stock which it shall be required to exchange under this Agreement shall be reduced by one hundred eighty-four (184) shares of Delta Common Stock for each share of Piper Stock for which dissenter's rights have been exercised;

               2.1.4 Allocation of Delta Stock. Such shares of Delta Common Stock shall be divided and issued to the shareholders of Piper in proportion to their respective ownership interests in the Piper Stock, as set forth in Exhibit A attached to this Agreement.

          2.2 Merger. At the Effective Time and subject to and upon the terms and conditions of this Agreement and in accordance with Colorado and Delaware law, Piper shall be merged with and into Merger Sub.

               2.2.1 Termination of Piper's Existence. As a result of such Merger, the separate corporate existence of Piper shall cease and Merger Sub shall continue as the surviving corporation. Merger Sub as the surviving corporation after the merger is hereafter sometimes referred to as the "Surviving Corporation."

               2.2.2 Post Merger Authority of Surviving Corporation. The Merger will have the effect set forth in the Colorado Business Corporation Act and the Delaware General Corporation Law. The Surviving Corporation may, at any time after the Effective Time, take any action, including executing and delivering any certificates, instruments and documents as shall be determined by the Board of Directors of the Surviving Corporation to be necessary and appropriate, in the name and on behalf of either Piper or Merger Sub in order to carry out and effectuate the transactions contemplated by this Agreement.

          2.3 Shareholder Approvals. Subsequent to the date of this Agreement and prior to the Effective Time, the parties hereto shall use their best efforts to obtain the requisite shareholder approval as required under their respective Certificates or Articles of Incorporation and Bylaws and under Colorado and Delaware law as follows:

               2.3.1 Merger Sub Approval. The board of directors of Merger Sub and Purchaser, as the sole shareholder of Merger Sub, by approval of its board of directors at a special meeting of its board duly called, pursuant to notice or waiver thereof, shall approve this Agreement and the issuance of the shares of Delta Common Stock for the number of shares and the payment of the cash as part of the Merger Consideration as contemplated under Section 2.1 of this Agreement, all in accordance with Colorado law, the Articles of Incorporation and Bylaws of Merger Sub and Purchaser; and

               2.3.2 Piper Approval. Piper's board of directors at a special meeting, duly called pursuant to notice, shall approve and shall duly call, give notice of, convene and hold a special meeting of its shareholders (the "Special Meeting") to consider and vote upon the approval and adoption of this Agreement and the Merger contemplated hereby, or shall seek the requisite written consent of its shareholders, all in accordance with Delaware law and its Certificate of Incorporation and Bylaws. Piper shall hold the Special Meeting or obtain such written consent as soon as practicable prior to or after the date of this Agreement.

          2.4 Closing. The Closing Date shall occur on that date which is on or before three (3) days after any and all required conditions and approvals, including any required approval of the shareholders of Purchaser; but in no event later than February 15, 2002. Purchaser and Piper will use their best efforts to close as soon as possible following the execution of this Agreement. In the event that the Closing Date falls on a Saturday, Sunday or federal holiday, then the next succeeding date which is not a Saturday, Sunday or federal holiday shall be the Closing Date. The Closing shall take place at the offices of Clanahan, Tanner, Downing & Knowlton, P.C., 730 17th Street, Suite 500, Denver, Colorado 80202, at 10:00 a.m. Mountain Daylight Time on the Closing Date, or at such other time or place as mutually agreed by the parties to this Agreement. Such Closing may be accomplished by facsimile transmission of Closing Documents and facsimile signatures, provided that the original of such signed documents are transmitted to the party or parties entitled to receive such documents within three (3) business days following the Closing Date. The Closing shall be effective as of the close of business of the Closing Date. At the Closing, (a) Piper and the Principal Shareholder of Piper will deliver to Merger Sub and the Purchaser the various certificates and instruments and documents referred to in Section 9.1 of this Agreement, (b) Purchaser and Merger Sub will deliver to Piper the various certificates, instruments and documents referred to in Section 9.2 of this Agreement, and (c) Merger Sub will deliver to the shareholders of Piper in the manner provided below in Section 9.2.1 the Stock Certificates evidencing the Stock Consideration issued in the Merger, subject to the provisions of Sections 2.1.3 and 6.4 of this Agreement. As of the Closing Date, Certificate of Merger substantially in the form of Exhibit B attached to this Agreement will be filed with the Secretary of State of Colorado and the Secretary of State of Delaware.

          2.5 Consummation of the Transaction at the Closing. Purchaser, Merger Sub and Piper will each carry out the procedures specified under the applicable provisions of Colorado and Delaware law as shall be necessary and appropriate to assure the effectiveness of the Merger. The Merger shall be consummated by filing the Articles of Merger and Certificate of Merger with the Secretary of State of the State of Colorado and State of Delaware, respectively, in such form as required by, and executed in accordance with, the relevant provisions of Colorado and Delaware law.

          2.6   Effect of Merger.  At the Effective Time:

                2.6.1 Surviving Corporation. Piper shall be merged with and into Merger Sub, with Merger Sub as the Surviving Corporation, and the separate existence of Piper shall cease. As a result of the Merger, the shareholders of Piper who held stock certificates representing the Piper Stock prior to the Merger, shall cease to have any rights with respect to such stock and all rights, privileges, powers, franchises and interest of Piper and all of its properties, whether real, personal or mixed, all debts due on whatever account, and every other interest of Piper, whether tangible or intangible, shall be deemed to vest in the Surviving Corporation without further act or deed, and all claims, demands property and every other interest shall be as of the Effective Time the property of the Surviving Corporation to the same extent as though previously owned or held by the Surviving Corporation.

                2.6.2 Articles of Incorporation. The Articles of Incorporation of Merger Sub in effect at and as of the Effective Time shall remain the Articles of Incorporation of the Surviving Corporation, until thereafter amended as provided by law.

                2.6.3 Bylaws. The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by law and provisions of such Bylaws.

                2.6.4 Directors and Officers. Immediately prior to the Effective Time of the Merger, the directors and officers of Piper holding such positions immediately prior to the Effective Time shall tender their resignations to Piper as in the form of resignation attached to this Agreement as Exhibit C. The number of directors of the Surviving Corporation and the persons serving as Directors of the Surviving Corporation shall be four (4) directors who shall be elected by the Purchaser, as the sole shareholder of the Surviving Corporation immediately following the Effective Time and such persons as so appointed shall continue to hold office until their successors have been duly nominated, elected or appointed as provided under the Surviving Corporation's Bylaws as may subsequently be amended in accordance with the provisions thereof. The officers of the Surviving Corporation shall be appointed, immediately following the Effective Time and the election by the Purchaser of the directors of its Board of Directors, by the directors of the Surviving Corporation and such officers as so appointed shall hold such offices in the Surviving Corporation following the Effective Time, until such time as their successors have been duly appointed and qualified.

               2.6.5 The Merger. From and after the Effective Time, the Merger shall have all the effects provided for a merger under both Colorado and Delaware law and the laws of Colorado law shall govern the Surviving Corporation.

          2.7   Effect on Capital Stock.

                2.7.1 Conversion of Piper Stock. At the Effective Time, as a result of the Merger and without any action on the part of Purchaser, Merger Sub, Piper or the holders of any of their securities, all of the issued and outstanding shares of Piper Stock immediately prior to the Effective Time, held by the shareholders of Piper shall be delivered for surrender to the Purchaser on the Closing Date and at the Effective Time converted into the right to receive all of the shares of Delta Common Stock payable under this Agreement as provided in Section 2.1 of this Agreement.

                2.7.2 Cancellation of Piper Stock Certificates. The certificate or certificates representing Piper Stock shall, after the Effective Time, cease to have any rights with respect to such shares of Piper Stock except the right to the issuance of the number of shares of Delta Common Stock as provided in Exhibit A attached to this Agreement or the payment of cash, to the extent provided in Section 2.1.3 of this Agreement, for such Piper Stock upon the surrender of such certificate or certificates in accordance with this Section 2.7 of this Agreement. Upon the filing of the Articles of Merger with the Colorado Secretary of State and the filing of the Certificate of Merger with the Delaware Secretary of State as a consequence of the Merger and without any other action on the part of the parties to this Agreement, each of the issued and outstanding shares of Piper Stock shall be cancelled and retired by the Surviving Corporation in exchange for the shares of Delta Common Stock or the payment of cash as provided in Section 2.1 of this Agreement and as set forth in Exhibit A attached to this Agreement and all other shares of Piper's capital stock shall automatically be cancelled and retired.

                2.7.3 Cash Payment for Piper Stock. Payment by the Purchaser or Merger Sub shall be made with respect to the Piper Stock in the manner and only to the extent provided in Sections 2.1.3 and 6.4 of this Agreement and except as so provided neither the Purchaser nor Merger Sub shall have any obligations to purchase any additional shares of the Piper Stock in exchange for the payment of cash.

                2.7.4 Subsequent Transfer: Lost, Stolen or Destroyed Certificates. After the Effective Time, there shall be no transfer on the stock transfer books of the Surviving Corporation of shares of Piper Stock that were registered as outstanding immediately prior to the Effective Time. If any registered certificate for Piper shall have been lost, stolen or destroyed, the Surviving Corporation, upon making of an affidavit signed by the Person claiming such certificate to have been lost, stolen or destroyed and setting forth the facts and other information relating to such loss or destruction shall, subject to the provisions of this Section 2.7.4, deliver a stock certificate for the appropriate number of shares of Delta Common Stock in exchange for, and conversion of, the Piper Stock represented by such certificate in accordance with Section 2.1 of this Agreement to the Person(s) legally entitled thereto. The Surviving Corporation, in the sole discretion of its board of directors and as a condition precedent to the delivery of the shares of Delta Common Stock in exchange for, and conversion of, the shares of Piper Stock represented by such certificate, may require the owner of such lost, stolen or destroyed certificate to provide a bond or other security in such sum as it reasonably may direct as indemnity against any claim that may be made against the Surviving Corporation with respect to the certificate alleged to have been so lost, stolen or destroyed.

                2.7.5 Merger Sub Stock. The shares of the $.01 par value common stock of Merger Sub, which are issued and outstanding immediately prior to the Effective Time, shall continue to be held by Purchaser and as such shall constitute all of the issued and outstanding shares of the Surviving Corporation's Common Stock.

                2.7.6 Dissenting Shares. As provided in Section 6.4 of this Agreement and subject to the limitations as to the number of shares of Piper Stock exercising such rights as provided in Section 6.4 of this Agreement, the shareholders of Piper shall be entitled to exercise their dissenter's rights under the applicable provisions of the Delaware General Corporation Law, as amended, relating to their rights to an appraisal of the shares of Piper Stock held by each of them.

                2.7.7 Tax Free Exchange. Notwithstanding anything to the contrary in this Agreement, no actions shall be taken or payments made which would disqualify this transaction from tax free treatment under Section 368(a)(1)(A) and Section(a)(2)(D) of the Code.

     3. Representations and Warranties of Piper. Piper and the Principal Shareholder of Piper, represent and warrant to the Purchaser and Merger Sub, as of the date of this Agreement and as of the Closing Date, as follows:

          3.1 Incorporation and Corporate Status. Piper is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own, operate and lease its properties and its interests in properties (including its interests in oil and gas properties) and to carry on its business as now being conducted. Piper is qualified to do business and is in good standing in all jurisdictions where its properties, assets and/or activities and operations so require, which states are listed in Schedule 3.1 attached to this Agreement, except where the failure to qualify would not have a material adverse effect on Piper. Accurate, correct and complete copies of Piper's Certificate of Incorporation and all amendments thereto and restatements thereof, and Piper's Bylaws and all amendments thereof and restatements thereto, certified as accurate, correct and complete by the Secretary of Piper, are set forth in
Schedule 3.1(a) attached to this Agreement.

          3.2 Binding Agreement. This Agreement, executed by Piper and the Principal Shareholder of Piper, constitutes the valid and binding obligation of Piper and the Principal Shareholder of Piper enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, general principles of equity, or similar laws affecting the rights of creditors generally, and will not conflict with, cause a breach, violate or be in contravention of or result in a default under Piper's Certificate of Incorporation or any other organizational or governing instrument of Piper, or of any material Contract, Lease, indenture, promissory note, agreement, mortgage or other instrument to which Piper is a party or by which any of its assets or property is bound or affected or any law, rule, License, Permit, regulation, judgment, decree or order of any court, agency or other authority to which jurisdiction Piper is subject. No consent of any third party is required for Piper to enter into this Agreement. All corporate action necessary for the approval and/or ratification of this Agreement has been taken or will have been taken on or before the Closing.

          3.3 Authorized Stock. The only authorized capital stock of Piper is fifteen thousand (15,000) shares of its no par value common stock, of which, as of the date of this Agreement, seven thousand four hundred eighty-five (7,485) shares of Piper Stock are issued and outstanding. The shareholders of Piper own such number of shares of the issued and outstanding Piper Stock as set forth in Exhibit A attached to this Agreement. The information relating to the names, addresses and social security numbers of the shareholders of Piper as set forth in Exhibit A is accurate, complete and correct according to Pipers records. To the best knowledge of Piper and the Principal Shareholder of Piper, no other Person has any legal or beneficial ownership interest in and to any shares of the Piper Stock, except as noted on Exhibit A.

          3.4 Stock Fully Paid. All issued and outstanding shares of the Piper Stock have been duly authorized and validly issued and are fully paid and non-assessable. As of the date of this Agreement, there are not, and as of the Closing Date there will not be, any (i) options, warrants, purchase rights, subscription rights or other contract rights or commitments, stock appreciation rights, phantom stock or other any rights to purchase any shares of the Piper Stock or any debt or securities convertible into such shares or
(ii) obligations of Piper, contractual or contingent, to issue any such options, warrants, rights or shares.

          3.5 Ownership of Securities. As of the date hereof, record ownership of the Piper Stock is held one hundred percent (100%) by the shareholders of Piper, and each such shareholder owns of record and beneficially the number of shares set forth opposite such Shareholder's name in Exhibit A attached to this Agreement, except as noted on Exhibit A. The Principal Shareholder of Piper represents and warrants that, as of the date of this Agreement and as of the Closing Date, the Piper Stock owned by him is and will be free and clear of all pledges, liens, security interests, encumbrances, equities, claims or other restrictions (excluding restrictions imposed on the transfer of the Piper Stock under the Securities Act) and of all voting trusts, voting agreements, proxies and other voting restrictions.

          3.6 Title. The Principal Shareholder of Piper has, and to the best knowledge of Piper and the Principal Shareholder of Piper, the other shareholders of Piper have, Marketable Title to the shares of the Piper Stock to be transferred pursuant to the terms of this Agreement and such shares at the Closing will be delivered to the Surviving Corporation, free and clear of all pledges, liens, security interests, encumbrances, equities, claims or other restrictions (other than restrictions imposed under the Securities Act), and such shareholders have full power and authority to consummate the transactions described in this Agreement.

          3.7 No Other Agreements. Neither Piper nor the Principal Shareholder of Piper have entered into any agreement (other than this Agreement) with any Person providing for (i) the sale, lease, exchange or other disposition of any of Piper's properties or assets, except in the ordinary course of its business; or (ii) the sale, hypothecation, transfer, assignment or other disposition of the ownership, direct or indirect, of any of the shares of the Piper Stock.

          3.8 Financial Representations. Attached hereto as Schedule 3.8 are a Balance Sheet, Statement of Income (Loss and Deficit) and Statement of Changes in Financial Position (including notes to such financial statements) as of December 31, 2000, and for the nine (9) month period ended September 30, 2001 (collectively the "Financial Statements"). The Financial Statements have been prepared in accordance with federal income tax basis principles applied on a consistent basis, except as disclosed therein, and present the financial position of Piper on an income tax basis as of December 31, 2000 and as of September 30, 2001 ("Financial Statement Date") and the results of operations for the nine (9) month period which ended on the Financial Statement Date and for the twelve (12) month period ended December 31, 2000. The year-end statement has been reviewed by independent public accountants, but the September 30, 2001 statement has not been reviewed. Purchaser may, at its expense, audit the financial statements prior to Closing, and Piper shall offer reasonable assistance and access to its financial records during the audit process.

          3.9 No Liabilities. Except as disclosed or reflected in the Financial Statements, or as set forth in Schedule 3.9 attached to this Agreement, Piper has no, and as of the Closing Date will not have any, material liabilities or obligations of any nature (whether accrued, absolute, contingent, and due or to become due) other than liabilities and obligations currently averaging with respect to the domestic properties not in excess of $12,000 per month arising under leases, operating agreements and other agreements to which Piper is a party, or to which it or its assets are subject, which to the extent that the current liabilities or obligations, including the current liabilities or obligations with respect to the Australian properties in which Piper has an interest (which current liabilities as of the date of this Agreement do not exceed $276,000) exceed individually or in the aggregate such dollar amount are described in detail in
Schedule 3.9 attached to this Agreement. The aggregate total of the current liabilities of Piper for which it has received invoices as of December 21, 2001, is $365,218.62 (excluding the amounts owed under Section 2.1.2 of this Agreement).

          3.10   No Change In Financial Condition.  Except as set forth in
Schedule 3.10 attached to this Agreement, since the Financial Statement Date, there has not been, and neither the Principal Shareholder of Piper nor Piper know of (i) any event, condition or state of facts that has resulted or may reasonably be expected to result in any material adverse change in the financial condition, business, sales, income, properties, assets or liabilities of Piper from that shown on the Financial Statements; or (ii) any material adverse change with respect to any contracts to which Piper is a party or any event, circumstance, fact or other occurrence which may result in any material adverse change to the financial condition, business, sales, income, properties or assets of Piper; or (iii) any transfer, removal or other disposition of the assets and properties of Piper not in the ordinary course of business or any material damage, destruction or loss to its properties, assets or business of Piper, whether or not covered by insurance, as the result of any fire, explosion, accident, casualty, labor disturbance or interruption, requisition or taking of property by any governmental body or agency, flood, embargo, or act of God or the public enemy, or cessation, interruption or diminution of operations, which has materially and adversely affected or impaired or which may be reasonably expected to materially or adversely affect or impair the conduct of Piper's operations or business; or
(iv) any labor trouble other than routine grievances (including, without limitation, any negotiation, or request for negotiation, for any representation or any labor contract) or to the knowledge of the Principal Shareholders' of Piper and Piper any event or condition of any character which has materially and adversely affected or which may be reasonably expected to materially and adversely affect or impair the conduct of Piper's operations or business; or (v) any declaration, setting aside or payment of any dividend, or any distribution, in respect of the Piper Stock; or (vi) any redemption, purchase or other acquisition by Piper of any shares of the Piper Stock; or
(vii) any significant loss of customers of Piper.

          3.11 Certain Tax Matters. Piper has, or shall have, prepared and duly filed all federal, state, county and local income, franchise, use, real property and personal property tax returns and reports required to be filed as of the date of this Agreement, and which shall be required to be filed on or before the Closing Date, with respect to Piper and has, or shall have duly paid, withheld (or reserved for) all taxes, penalties and other governmental charges required to be paid, as of such dates, that have been assessed or levied against or upon it or its properties, assets, income, franchises, licenses or sales, including, without limitation, all income taxes, gross receipt taxes, ad valorem taxes, property taxes, and production taxes or to the extent that they relate to periods on or prior to the Financial Statement Date are reflected as a liability on the Financial Statements, or if not paid, is contesting such amounts in good faith by the appropriate proceedings. In the event Piper is contesting such amounts in good faith, Piper has established a reserve sufficient to satisfy the assessment or levy being contested and such reserve account shall be transferred to Purchaser at Closing. In connection with the business currently conducted by Piper, neither the Principal Shareholder of Piper nor Piper know of any proposal by any taxing authority for additional taxes or assessments against or upon Piper. All monies required to be withheld by Piper from employees for income taxes, social security and unemployment insurance taxes have, as of the date of this Agreement, been collected or withheld, and as of the Closing Date shall have been collected and withheld, and either paid to the appropriate governmental agencies or set aside in cash for such purpose. Piper has not entered into any agreement or arrangement for the extension of time or the assessment of any tax or tax delinquency, nor has Piper received any outstanding or unresolved notices from the Internal Revenue Service or any taxing body of any proposed examination or of any proposed deficiency or assessment or of any tax returns or tax liabilities due and payable. Piper is not a United States real property holding corporation within the meaning of Sec. 897(c)(2) of the Code. Piper has or will within ten (10) days of the date of this Agreement, deliver to Purchaser an accurate, correct and complete copy of each return or statement, if any, filed by, on behalf of, or including, Piper for federal income tax purposes or state and local income or franchise tax purposes for the last three (3) tax years of Piper or for such period as Piper has been in existence. All material elections with respect to the taxes affecting Piper as of the date of this Agreement are set forth in
Schedule 3.11. After the date hereof, no written election permitted under federal, state or local income, property, franchise or other tax laws, ordinances, codes, rules or regulations will be made by Piper without Purchaser's and Merger Sub's express written consent.

          3.12 Financial Disclosure. Piper has made or will make available to Purchaser and Merger Sub all information known to the Principal Shareholder of Piper or Piper with respect to (i) accounts, borrowing resolutions and deposit boxes maintained by Piper at any bank or other financial institution and the account numbers and the names and addresses of all of the Persons authorized to effect transactions in such accounts and pursuant to such resolutions and with access to such boxes; and (ii) the names of all Persons holding general or special powers of attorney from Piper and a summary of the terms thereof.

          3.13 Condition of Tangible Assets. To the best knowledge of Piper and the Principal Shareholder of Piper with respect to all properties which are not operated by Piper and otherwise without qualification as to properties which are operated by Piper, all material tangible portions of the assets and properties owned by Piper or in which Piper has a leasehold interest or a working interest, royalty interest, farmout or farmin interest or any other leasehold or mineral interest of any kind whatsoever in oil and gas or mineral properties, including, without limitation, the well equipment, pipe and other structures located on all such real properties or leasehold interests in real property, are in good operating condition and repair, subject only to ordinary wear and tear in light of their respective ages and the respective uses for which they are currently used, and that the use of such tangible properties and assets conform and comply in all material respects with all rules, regulations and standards applicable to Piper or its assets or property, imposed by applicable federal, state or local laws, ordinances, codes, orders, rules or regulations adopted and supervised and enforced by each federal and state regulatory agency, commission or other authority having jurisdiction over such oil and gas wells and facilities.

          3.14 Real Property. Schedule 3.14 attached to this Agreement lists and describes all real property, other than mineral interests, royalty interests, and interests in oil and gas and mineral leases referred to in
Section 3.18 that Piper owns and the name of the owner of record thereof. As to each parcel of real property and the improvements located thereon except as described in Schedule 3.14 attached to this Agreement:

                 3.14.1 Title. Piper has Marketable Title to such parcel, free and clear of any deed of trust, mortgage, lien, easement, covenant, restriction or other encumbrance other than Permitted Encumbrances;

                 3.14.2 No Proceedings. There are no pending, or to the best of the knowledge of Piper, the Principal Shareholder of Piper threatened, condemnation proceedings, lawsuits, or administrative actions relating to the property nor other matters pending or threatened which materially and adversely affect or will affect the current use, occupancy, or value of such property;

                 3.14.3 Buildings and Facilities. The legal description for the parcel contained in the deed fully and adequately describes the real property; the buildings and improvements located on such parcel are, to the best knowledge of Piper and Principal Shareholder of Piper, located within the boundary lines of the parcel of land as legally described in the deed, are not in violation of applicable setback requirements, zoning laws, and ordinances; the building or improvements may be subject to permitted non-conforming use or permitted non-conforming structure classifications. As generally described in
Schedule 3.14.3 without being exhaustive of the potential deficiencies, the building and improvements located may not conform with the requirements of the Americans with Disabilities Act and the rules and regulations adopted thereunder; the buildings and improvements located thereon do not encroach on any easement or right of way which may burden such parcel of land; such parcel does not serve any adjoining property for any purpose inconsistent with the use of the land; and, without qualification, the buildings and the fixtures attached thereto are kept and maintained and as of the Closing Date will be kept and maintained in good operating condition and repair; and such parcel is not located within any flood plain or subject to any similar type of restriction for which any Permits or Licenses necessary to the use of such property have not been obtained;

                 3.14.4 Governmental Approvals. Piper has not received any notices, summons, citations or other communications from any governmental authority which claim that the buildings, improvements or facilities located on each parcel are in any manner in violation of any law, statute, ordinance, rule, regulation, order, non-conforming use and to the best knowledge of Piper and Principal Shareholder of Piper, the buildings, improvements or facilities located on such parcel have received all Approvals, Permits and Licenses of governmental authorities required in connection with the ownership and operation thereof and have been operated and maintained in accordance with applicable laws, rules and regulations except as otherwise set forth in
Schedule 3.14.3 attached to this Agreement;

                 3.14.5 No Leases. Except as described in Schedule 3.14.5 attached to this Agreement, there are no leases, subleases, licenses, concessions, or other agreements, whether written or oral, granting to any Person or Persons the right to use or occupy any portion of such parcel of real property;

                 3.14.6 No Third Party Rights. There are no outstanding options or rights of first refusal to purchase such parcel of real property, or any portion thereof or any interest therein;

                 3.14.7 No Other Possessory Rights. Other than Piper and the Lessors under the leases described in Schedule 3.14.5 attached to this Agreement, there are no Persons in possession of such real property;

                 3.14.8 Availability of Services to Property. All buildings and facilities on such parcel are supplied with utilities and other services necessary for the operation of such buildings and facilities, including, to the extent necessary for the operation of such building and facilities, gas, electricity, water, telephone, sanitary sewer and storm sewer, and to the best knowledge of Piper and Principal Shareholder of Piper all such services are adequate in accordance with all applicable laws, ordinances, rules and regulations; and

                 3.14.9 Access to Property. Such parcel has direct vehicular access to a public road either because the parcel abuts a public road or because access to a public road is provided by a permanent, irrevocable, appurtenant easement benefiting such parcel.

          3.15 All Assets. The properties and assets of Piper as of the date of this Agreement include, and as of the Closing Date shall include, (i) all properties and assets, whether or not reflected on the balance sheet included in the Financial Statements, including, without limitation, Licenses, Permits, Leases, Contracts, customer lists, goodwill and any other tangible or intangible assets disclosed in the Schedules attached to this Agreement, and
(ii) assets and properties acquired by Piper after the Financial Statement Date and on or before the date of this Agreement and the Closing Date in the ordinary course of business or as disclosed in the Schedules attached to this Agreement, other than such properties and assets as shall have been transferred or otherwise disposed of by Piper in the ordinary course of business.

          3.16 Stock Transfer Records and Minute Books. The stock transfer records and corporate minute books of Piper will be furnished to the Purchaser and Merger Sub at least ten (10) days prior to the Closing Date and will be complete and correct in all respects. The minute books will accurately reflect all meetings, consents and other actions of the shareholders and Board of Directors of Piper since its incorporation.

          3.17 Indefeasible Title. Except for Permitted Encumbrances (as defined in Section 1.9 of this Agreement), and as set forth in Schedule 3.17 attached to this Agreement, Piper has Marketable Title to all of its assets and properties (other than the Leases and mineral interests for which a separate representation is made in Section 3.18 of this Agreement), including fee interests in real property and title to all its other properties and assets owned as of the date of this Agreement and as of the Closing Date, free and clear of all mortgages, liens, pledges, charges, claims (real or asserted) or encumbrances of any nature whatsoever.

          3.18   Leases and Mineral Interests.


                 3.18.1 United States Properties. Piper has furnished Delta a copy of the Reserve Report, dated October 5, 2001, prepared by Harper & Associates, Inc. (the "Reserve Report") covering domestic producing oil and gas properties owned by Piper or in which it has an interest as described in the Reserve Report. The Reserve Report covers Piper's working interests, royalty interests and other interests in or rights to receive production and the proceeds of production attributable to the oil and gas leases ("Leases") associated with each such interest which were producing as of the date of the Reserve Report. Piper has made available to Purchaser its files which contain copies of all oil and gas Leases, mineral deeds, and similar instruments whereby Piper acquired title. Piper has Marketable Title to the leasehold, royalty, overriding royalty, or mineral interests and any and all other similar interests which are included in the properties covered by the Reserve Report, free and clear of all security interests, claims, liens and encumbrances of any nature, other than Permitted Encumbrances. Each such lease in which Piper is the operator is, and to the best knowledge of Piper and the Principal Shareholder of Piper, each such Lease with respect to which Piper is not the operator is, in full force and effect. Each such Lease constitutes the legal, valid and binding obligation of Piper and enforceable against the other party or parties thereto in accordance with the terms of each such Lease, except as may be limited by bankruptcy, insolvency, reorganization, readjustment of debt, moratorium, general principles of equity or other laws of general application related to or affecting the enforcement of creditor's rights generally. Neither Piper nor the Principal Shareholder of Piper has received notice or have any reason to know, of any claim to material default under any such Leases.

              Piper has Marketable Title to the mineral interests described on
Schedule 3.18.1 free and clear of all security interests, claims, liens and encumbrances of any nature, other than Permitted Encumbrances.

              3.18.2 Australian Properties. Piper is the owner of a non-operated working interest under the Operating Agreement described in
Schedule 3.18.2 and is a party to the other agreements described in Schedule
3.18.2 covering or relating to lands in Queensland, Australia, under the Authority to Prospect granted by the Department of Mines for the State of Queensland described in the schedule. To the best knowledge of Piper and the Principal Shareholder of Piper, the agreements are in full force and effect and constitute legal, valid and binding obligations of Piper and the other parties to the agreements, enforceable against the other parties in accordance with the terms of the agreements and any amendments thereto. Piper's interest in such properties is free and clear of all security interests, claims, liens and encumbrances of any nature, other than Permitted Encumbrances. Except as set forth in Schedule 3.18.2 attached to this agreement, neither Piper, nor to the best knowledge of Piper and the Principal Shareholder of Piper, any other party to the Operating Agreement has materially breached or is in material default under the terms of provisions of the agreements as of the date of this Agreement, and shall not be in breach or default under the terms and provisions of the agreements as of the Closing Date. Piper's files and records relating to the Australian Properties including any amendments to the Operating Agreement and other agreements relative thereto have been, and will be, made available to Purchaser for inspection or copying at all times prior to Closing.

          3.19 Insurance. Schedule 3.19 attached to this Agreement sets forth, as of the date hereof, an accurate and complete list and brief description of the terms of all policies of insurance carried by Piper and designating Piper as the insured thereunder. Schedule 3.18 does not include a listing of the insurance policies carried by operators or others under operating agreements covering the oil and gas properties in which Piper may be an insured party thereunder. Piper does not know of any properties covered under the operating agreements in which Piper owns an interest which are not adequately insured by the operators of any such properties, but Piper has made no inquiry as to the status of the insurance coverage of third party operators. The description of each policy consists of a description of the subject property, the insurance coverage, the deductibles and the additional insureds. Piper will make available to Purchaser and Merger Sub an accurate and complete copy of all such insurance policies. Except as set forth in
Schedule 3.19, to the best of the knowledge of the Principal Shareholder of Piper and Piper, no insurance carrier has refused any application for insurance by Piper or any other Person on behalf of Piper with respect to any of its properties or assets or any of its Leases and Licenses.

          3.20 Intellectual Property Rights. Schedule 3.20 attached to this Agreement sets forth, as of the date of this Agreement and as of the Closing Date, an accurate, correct and complete list of all letters patent, patent applications, trademarks, service marks, trade names, brands, logos, copyrights and license agreements or Licenses both domestic and foreign, and rights with respect to the foregoing, whether or not registered or registrable with any governmental authority, now owned or used by Piper. Neither the Principal Shareholder of Piper nor Piper have received notice, or otherwise have any reason to know, of any claimed or threatened infringement of the rights of others with respect to any patents, trademarks, service marks, trade names, brands, logos, copyrights and license agreements or Licenses used or owned by Piper, the loss of which would have a material adverse effect upon the business, operations, assets or financial condition of Piper.

          3.21 No Litigation. Except as set forth in Schedule 3.21 attached to this Agreement, there are no existing or pending, or to the best of the knowledge of Piper and the Principal Shareholder of Piper, threatened, suits, actions, claims, or litigation, administrative, arbitration or other proceedings or governmental investigations or inquiries to which Piper or the Principal Shareholder of Piper is a party with respect to or arising in connection with the properties, operations, affairs, transactions or agreements relating to Piper or to which any of its properties or assets are subject.

          3.22   No Violation of Laws or Regulations.  Except as set forth in
Schedule 3.22 attached to this Agreement, to the best knowledge of Piper and the Principal Shareholder of Piper, Piper has materially complied with, and is not in any material respect in default under or in violation of or has failed to comply with any laws, ordinances, requirements, regulations or orders applicable to its operations, businesses, affairs and properties, nor is Piper in violation of or in default of any order, writ, injunction, judgment or decree of any court, arbitrator, or federal, state or local governmental department, office, commission, authority, board, bureau, agency or other instrumentality issued or pending against Piper which might adversely affect the ability of Piper or the shareholders of Piper to execute, deliver and perform their obligations under this Agreement or to consummate the transactions contemplated under this Agreement or which challenges or seeks to prevent, enjoin, alter or materially delay any such transactions. Neither the Principal Shareholder of Piper nor Piper have received notice, or otherwise have any reason to know, of any claimed default or violation with respect to any of the foregoing. There have been no illegal payments, kickbacks, bribes or political contributions made by Piper to any Person, entity or governmental or regulatory body in the United States or any foreign country or political subdivision.

          3.23 Approvals. There are no approvals, authorizations and consents ("Approvals") necessary or required to be obtained by Piper to enter into this Agreement or for the consummation of the transactions contemplated hereby.

          3.24 Labor Agreements. There are (i) no collective bargaining agreements between Piper and any labor union or other representative of employees, including arrangements, agreements, amendments, supplements, letters and memoranda of understanding of all kinds and (ii) no employment or consulting contracts which are not terminable at will, without penalty, to which Piper is a party.

          3.25 Contracts. Schedule 3.25 attached to this Agreement sets forth, as of the date of this Agreement and as of the Closing Date, accurate, correct and complete lists of the following:

                 3.25.1 Material Contracts. Except for the Leases and Licenses, all agreements, contracts, arrangements, commitments, understandings or obligations, oral or written, of Piper which are to be performed in whole or in part on or after the date hereof and which require or may require, based upon payments made in the past year, the payment by Piper in an amount, or under which Piper is required or may be required to provide production of oil, gas or other commodities, goods or services of a value greater than ten thousand dollars ($10,000) at any time within the twelve (12) month period following the date of this Agreement;

                 3.25.2 Contracts Restricting Competition. Any agreement to which Piper is a party or by which its properties or assets are bound that limits the freedom of Piper to compete in any line of business or with any Person; and

                 3.25.3 Contracts with Affiliates. All other agreements, contracts, arrangements, commitments, understandings or obligations, oral or written (other than oral contracts of employment), between Piper, on the one part, and one or more or all of the shareholders of Piper or any other officer or director of Piper, on the other part, or in which any of such persons or entities has any financial interest, direct or indirect (including, without limitation, any agreements affecting Piper's properties or assets and agreements to make loans).

          Prior to the Closing Date, Piper shall have furnished to, or shall have made available for inspection by, Purchaser and Merger Sub a copy of each agreement, contract, arrangement, commitment or obligation set forth on
Schedule 3.25, attached to this Agreement, and, any other contracts to which Piper is subject, copies of which are located in Piper's files and other records, including all oil and gas marketing contracts, production sharing agreements and gas purchase agreements to which Piper is a party.
Collectively the contracts, agreements, arrangements, commitments or obligations set forth in this Section 3.25 and listed in Schedule 3.25, attached to this Agreement, are referred to throughout this Agreement as the "Contracts." Each such Contract is in full force and effect as of the date of this Agreement and as of the Closing Date, except as described in Schedule 3.25, Piper has performed and shall have performed in all material respects all of the obligations under each Contract required to be performed by it as of the date of this Agreement and as of the Closing Date and no such Contract is in default, nor has any event occurred, which with the passage of time or giving of notice or both, will result in the occurrence of a default under any such Contract.

          3.26 Employees. Piper is not a party to any agreement, Contract, arrangement, plan, commitment or understanding which has resulted or would result, upon the consummation of the transactions contemplated under this Agreement or otherwise, separately or in the aggregate, in the payment of any "excess parachute payment" within the meaning of Code Sec. 280G nor is Piper obligated to pay any severance arrangements with any current or former
employees of Piper.  John H. Wilson II is the only employee of Piper.   There
are no employees of Piper who have employment contracts or employee benefit rights which cannot be terminated upon reasonable notice, except to the extent employment benefit rights must be continued as required by state and federal law.

          3.27 Environmental Matters. Except as set forth in Schedule 3.27 attached to this Agreement, Piper, as to those properties and interests therein operated, owned or controlled by Piper, and to the best knowledge of Piper and the Principal Shareholder of Piper as to those properties and interests therein which Piper does not operate, own or control, as of the date of this Agreement, has duly complied with, and as of the Closing Date shall have complied with, and the operation of its business, equipment and other assets in, under, on or in connection with the facilities owned or leased by Piper are in compliance with and on the Closing Date shall be in compliance with the provisions of all applicable federal, state and local environmental, health and safety laws, statutes, ordinances, rules and regulations of any governmental or quasi governmental authority relating to (i) omissions or failure to comply with environmental, health and safety laws, rules and regulations, (ii) discharges, release or seepage to surface water or ground water, (iii) solid or liquid waste disposal, (iv) the use, storage, generation, handling, transport, discharge, release or disposal of toxic or hazardous substances or waste, or (vi) other environmental, health or safety matters, including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Authorization Act of 1986; the Occupational Safety and Health Act, as amended; the Resource Conservation and Recovery Act of 1976; the Federal Water Pollution Control Act of 1970, as amended; the Safe Drinking Water Act of 1974; the Toxic Substances Control Act of 1976; the Emergency Planning and Community Right to Know Act of 1986, as amended; and the Clean Air Act, as amended; the Federal Water Pollution Control Act, as amended; the Oil Pollution Act of 1990, as amended; the Rivers and Harbors Act of 1899; the Hazardous and Solid Waste Amendments Act of 1984, as amended; and the Hazardous Materials Transportation Act, as amended (collectively "Environmental and Health Laws"). To the best knowledge of Piper and the Principal Shareholder of Piper, there are no investigations, administrative proceedings, judicial actions, orders, claims or notices which are pending, anticipated or threatened against Piper, relating to violations of the Environmental and Health Laws. Except as set forth in Schedule 3.27 attached to this Agreement, Piper has not received a notice of, and does not know or have any reason to suspect, any facts which might constitute a violation of any Environmental or Health Laws which relate to the use, ownership or occupancy of any property or facilities used by Piper in connection with the operation of its business or any activity of Piper's business which would result in a violation or threatened violation of any Environmental or Health Laws. Pipers oil and gas properties except the Brown Lease in Kansas are not operated by Piper and neither Piper nor the Principal Shareholder of Piper have inspected or caused the properties to be inspected to determine if there are any violations of Environmental or Health Laws.

          3.28 Stock Representations. Subject to the rights of the shareholders of Piper under Section 8.8 of this Agreement and as provided in the Shareholder Certificate attached to this Agreement as Exhibit D, the shareholders of Piper shall represent as of the Closing Date whether they (i) are not "underwriters" within the meaning of Section 2(11) of the Securities Act; (ii) are either accredited investors within the meaning of Rule 501(a) of Regulation D as promulgated under the Securities Act of 1933, as amended ("Securities Act") or sophisticated investors within the meaning of the judicial and regulatory rulings and interpretations of Section 4(2) of the Securities Act and Rule 506(b)(2)(ii) of Regulation D as promulgated under the Securities Act (or if any such shareholder is not sophisticated he or she is represented by a "purchaser representative" within the meaning set forth in Rule 501(h) of the Securities Act); (iii) agree and acknowledge with regards to any offer or sale of the Delta Common Stock following the Closing Date to
(a) comply with Rule 144 and, in the case of the Principal Shareholder of Piper who is an affiliate of Piper, with Rule 145(d), as shall be applicable,
(b) comply with any other exemption from registration under the Securities Act, or (c) offer and sell their shares of Delta Common Stock pursuant to an effective registration statement under the Securities Act as contemplated under Section 8.8 of this Agreement; (v) agree that they will not offer, sell, pledge, hypothecate, transfer, assign or otherwise dispose of any such shares of Delta Common Stock unless such offer, pledge, hypothecation, transfer, assignment or other disposition shall comply with either Rule 145 or Rule 144, as the case may be, of the Securities Act or be registered or be exempt from registration under the Securities Act and all applicable federal and state securities laws; and (vi) agree and acknowledge that the stock certificates representing the shares of Delta Common Stock which will be acquired by the shareholders of Piper under this Agreement will contain a legend restricting the transferability of the shares Delta Common Stock as provided herein and that stop order instructions may be imposed by the Purchaser's transfer agent restricting the transferability of such shares. Prior to seeking the approval of its shareholders of this Agreement and the transaction contemplated hereby, Piper shall prepare and deliver to its shareholders a disclosure statement providing the information as required by Section 6.17 of this Agreement.
Piper and the Principal Shareholder of Piper represent that such information concerning Piper shall be accurate, correct and complete in all material respect to enable the shareholders of Piper to make an informed investment decision as to the Merger and the transactions contemplated under this Agreement.

          3.29   Licenses, Facilities.

                 3.29.1 Material Licenses. To the extent Piper is the operator of any oil and gas properties, it has obtained all necessary licenses ("Licenses") and authorizations to operate such properties and is operating the oil and gas wells and other facilities in full compliance with the Licenses and authorizations required by law and Piper is not required to obtain any Licenses authorizations relating to such operated properties which it has not obtained. To the best knowledge of Piper and the Principal Shareholder of Piper, they are not aware of any Licenses or authorizations required to be obtained by Piper or any of the operators of the oil and gas properties in which Piper has an interest which have not been obtained. Neither the Principal Shareholder of Piper nor Piper have any knowledge of any matters which might result in the suspension or revocation of such Licenses and authorizations, or the issuance of any citation to or forfeiture by Piper related to the oil and gas properties in which Piper owns an interest. To the best knowledge of Piper and the Principal Shareholder of Piper, there are no unsatisfied citations or notices of apparent liability issued or investigations ongoing, by any federal or state government agency, commission or other authority with respect to the oil and gas wells and other facilities owned, operated or leased by Piper or the third party operators of such wells or facilities.

                 3.29.2 Equipment Ownership and Operation. Piper, as to properties operated by Piper, and to the best knowledge of Piper and the Principal Shareholder of Piper, the operator or participants under the operating agreements covering the oil and gas properties in which Piper owns an interest, each operator of the well in which Piper owns an interest, owns all of the equipment necessary or useful in the operation of the oil and gas wells and other facilities in which it owns an interest in accordance with their Licenses and with Piper's obligations under any agreements now in effect (the "Equipment"). All of the Equipment owed by Piper or with respect to which Piper is actin gas the operator, or in the case where Piper is not the operator to the best knowledge of Piper or the Principal Shareholder of Piper all Equipment on the properties owned by a third party or third parties, has been as of the date of this Agreement, and shall have been as of the Closing Date, operated in accordance with the Licenses, Permits and authorizations, for such oil and gas wells and facilities.

                 3.29.3 Cooperation to Obtain Licenses. Purchaser, Merger Sub, the Principal Shareholder of Piper and Piper will cooperate in seeking Licenses, Permits, authorizations or consents to the transfer of control to the Surviving Corporation, and but Purchaser and Merger Sub will bear all expenses incurred in requesting such Licenses, Permits, authorizations or consents required to be obtained under the provisions of this Agreement by such party. Purchaser, Merger Sub, the Principal Shareholder of Piper and Piper shall cooperate fully in responding promptly to any inquiries or objections related to such requests for authorizations or consents.

          3.30 Accounts Receivable. All of the accounts receivable of Piper as disclosed in the Financial Statements constitute valid receivables deemed collectible, have been incurred in the ordinary course of business consistent with past practices and, to the knowledge of Piper and the Principal Shareholder of Piper are collectible in the ordinary course of Piper's business. Except to the extent of the reserve for bad debts or doubtful accounts as set forth in the Financial Statements attached to the Agreement as
Schedule 3.8, such accounts receivable are not subject to any setoffs or counterclaims. No part of such accounts receivable is contingent upon the performance by Piper of any obligation, and no agreements for deduction or discounts have been made with respect to any part of such receivables.

          3.31 Payables. The list of itemized accounts payable of Piper, as shown on Schedule 3.31 as of November 30, 2001 attached to this Agreement, represent a complete list of all of Piper's accounts payable to its creditors, are accurate, correct and complete, and except as set forth in Schedule 3.18.2 attached to this Agreement are not currently in default, as of the date of this Agreement and shall be accurate, correct and complete, and shall not be in default, as of the Closing Date. Piper shall not incur any additional accounts payable between the date of this Agreement and the Closing Date, other than in the ordinary course of business, without Purchaser's express written consent, except fees and expenses of professionals performing services in connection with this Agreement and the transactions contemplated under this Agreement which shall not exceed $60,000.

          3.32 Permits. Piper, or to the best knowledge of Piper and the Principal Shareholder of Piper the third party operator of each oil and gas property in which Piper owns or has an interest, has obtained all permits and any other approvals or authorizations (collectively "Permits") in connection with the ownership, operation, or leasing of the oil and gas wells and facilities in which Piper has an interest and the drilling and completion, or proposed drilling and completion, of oil and gas wells and the extraction, removal, transportation and gathering of oil and gas under any existing oil and gas leases or other Leases, Licenses or Contracts relating to the operation of its oil and gas properties or leasehold interests which are presently being operated or which are currently in effect. All Permits relating to oil and gas wells and facilities on properties operated by Piper, and to the best knowledge of Piper and the Principal Shareholder of Piper all such Permits relating to oil and gas wells and facilities on oil and gas properties in which Piper owns or has an interest which are operated by third party operators, are presently valid and in full force and effect and no revocation, cancellation, or withdrawal thereof has been effective or to the best of the knowledge of Piper and the Principal Shareholder of Piper, threatened. Except as disclosed herein, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, will not result in the termination of, or change in, any such Permits.

          3.33 Employee Benefit Matters. John H. Wilson, II is the only employee of Piper, and upon the payment to him required under this Agreement, Piper will not owe him any amounts for salary or other benefits. Piper has no employee benefit plans, agreements, arrangements or understandings of any kind, whether written or oral, which would require Piper to fund, reserve or provide benefits or payments of any kind or nature to Mr. Wilson or any former employee or agent of Piper.

          3.34 Directors and Officers. Schedule 3.33attached to this Agreement is an accurate, correct and complete list as of the date of this Agreement and as of the Closing Date showing the names of each of the Officers and Directors of Piper, each of whom has been duly elected or appointed.

          3.35 Subsidiaries. Except as set forth in Schedule 3.34, Piper does not have any subsidiaries and does not own shares of common stock or capital stock in any other corporation or a participating interest or other interest in any limited liability company, partnership, joint venture, strategic alliance or any other entity, association or business arrangement.

          3.36 Full Disclosure. None of the written information provided by Piper and the Principal Shareholder of Piper to Purchaser and Merger Sub in connection with the negotiation of this Agreement contains any intentionally misleading statement of a material fact.

     4. Representations and Warranties of Purchaser and Merger Sub. Purchaser and Merger Sub, jointly and severally, represent to Piper and the Principal Shareholder of Piper as follows:

          4.1 Good Standing. Purchaser and Merger Sub are both corporations duly organized, validly existing and in good standing under the laws of Colorado, with full corporate power and authority to own, operate and lease their properties and to carry on their respective businesses as now being conducted. Purchaser and Merger Sub are both qualified to do business and in good standing in all jurisdictions where their properties, assets and operations so require. Purchaser and Merger Sub have all requisite power and authority to enter into this Agreement and perform their obligations under this Agreement. An accurate, correct and complete copy of Merger Sub's Articles of Incorporation and all amendments thereto and restatements thereof, certified by the Colorado Secretary of State and Merger Sub's Bylaws and all amendments thereof and restatements thereto, certified as accurate, correct and complete by the Secretary of Merger Sub are set forth in Schedule 4.1 attached hereto.

          4.2 Binding Agreement. This Agreement, as executed and delivered by each of Purchaser and Merger Sub, constitutes the valid and binding obligation of Purchaser and Merger Sub enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, general principles of equity or similar laws affecting the rights of creditors generally. This Agreement and the performance of this Agreement by Purchaser and Merger Sub will not conflict with, breach, violate or be in contravention of or result in a default under Purchaser's or Merger Sub's Articles of Incorporation, Bylaws or any other organizational or governing instrument of Purchaser or Merger Sub, or of any agreement, mortgage or other instrument to which either Purchaser or Merger Sub is a party or by which any of its assets or properties are bound or affected or, to the best of Purchaser's or Merger Sub's knowledge, any law, rule, License, Permit, regulation, judgment, decree or order of any court, agency or other authority which has jurisdiction over the business, properties, assets and activities of Purchaser or Merger Sub. All corporate action necessary for the approval and/or ratification of this Agreement has been taken as of the date of this Agreement.

          4.3   Litigation; Compliance with Laws.  Except as set forth in
Schedule 4.3, attached to this Agreement, there are no existing or pending, or to the best of Purchaser's and Merger Sub's knowledge, threatened, suits, actions, claims, arbitrations, administrative or legal or other proceedings or governmental investigations or inquires pending against either Purchaser or Merger Sub, nor to the best of Purchaser's and Merger Sub's knowledge in any failure to comply in any material respect with, nor any default under, any law, ordinance, requirement, regulation or order applicable to Purchaser or Merger Sub and their respective businesses and properties nor to the best of Purchaser's and Merger Sub's knowledge any violation of or default with respect to any law, ordinance, requirement, regulation applicable to their respective operations and businesses nor in violation of, or in default under, any order, writ, injunction, judgment or decree of any court, arbitrator, or federal, state or local department, official, commission, authority, board, bureau, agency or other instrumentality, issued or pending against Purchaser or Merger Sub which might adversely affect Purchaser's or Merger Sub's ability to execute, deliver and perform its obligations under this Agreement or to consummate the transactions contemplated hereby or which challenges or seeks to prevent, enjoin, alter or materially delay any such transaction. Neither Purchaser nor Merger Sub has received any notice, or otherwise has any reason to know, of any claimed default or violation with respect to any of the foregoing. There have been no illegal payments, kickbacks, bribes or political contributions made by Purchaser or Merger Sub to any Person, entity, governmental or regulatory body in the United States or in any foreign or political subdivision.

          4.4 Current Filings With SEC. Purchaser has filed all Annual Reports on Form 10-KSB, Quarterly Reports on Form 10-QSB and other applications and reports (including all amendments and supplemental information) required to be filed by Purchaser with the Commission under the Securities Exchange Act of 1934, as amended ("Exchange Act"). Piper and the shareholders of Piper have access to all documents electronically filed with the Commission on the Commission's EDGAR (Electronic Data Gathering, Analysis and Retrieval) system and, to the extent requested by the shareholders of Piper, Purchaser shall furnish, at its expense, copies to them of any documents filed with the Commission, including (a) each registration statement, report on Form 8-K, proxy statement or information statement prepared by it since June 30, 2001, and (b) Purchaser's Quarterly Report on Form 10-QSB for the quarterly period ended September 30, 2001, each in the form (including exhibits), filed with the Commission on or before November 15, 2001 (collectively, the "Purchaser's SEC Reports"). As of the respective dates of such filed documents, to the best of Purchaser's knowledge, the Purchaser's SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the consolidated balance sheets included in the Purchaser's SEC Reports (including the related notes and schedules) fairly presents the consolidated financial position of Purchaser and its Subsidiary as of its date and each of the consolidated statements of income, of stockholders' equity and of cash flows included in or incorporated by reference into the Purchaser's SEC Reports (including any related notes and schedules) fairly presents the results of operations, stockholders' equity and cash flows, of Purchaser and its Subsidiary for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material to Purchaser and its subsidiaries taken as a whole in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein. Purchaser has provided, and to the extent requested will provide to any shareholders of Piper making such request, a copy of Purchaser's registration statement on Form S-1, as amended, previously been electronically filed with the Commission on its EDGAR system and which has not been declared effective by the Commission. Other than the Purchaser's SEC Reports and any amendments to its registration statement on Form S-1, Purchaser has not filed any other definitive reports or statements with the Commission since December 21, 2001. However, nothing contained in this Section 4.4 will preclude Purchaser or its officers, directors or affiliates from filing such SEC Reports and other filings as shall be required under the securities laws or as Purchaser shall determine, in its sole discretion, is necessary or appropriate. Purchaser is eligible to register the shares of Delta Common Stock, which will be acquired by the shareholders of Piper as contemplated under this Agreement, for a secondary offering for the account of such shareholders for their reoffer or resale of such shares by use and the filing of a registration statement on Form S-3 and otherwise has met all conditions required of an issuer under Rule 144(c) of the Securities Act.

          4.5 Purchaser's Stock. The only authorized capital stock of Purchaser are (a) three hundred million (300,000,000) shares of its $.01 par value voting common stock, which is the Delta Common Stock and (b) three million (3,000,000) shares of its $.10 par value preferred stock, of which no shares are issued and outstanding. All outstanding shares of capital stock of the Purchaser have been duly authorized and validly issued and are fully paid and nonassessable. Except as specifically stated above in this Section 4.5 or disclosed in the Purchaser's SEC Reports or other filings by Purchaser or Purchaser's officers, directors and affiliates with the Commission, there are outstanding (i) no shares of capital stock or other voting securities of Purchaser, (ii) no securities of Purchaser convertible into or exchangeable for shares of capital stock or voting securities of Purchaser, and (iii) no options, warrants or other rights to acquire from Purchaser, and no preemptive or similar rights, subscription or other rights, convertible securities, agreements, arrangements or commitments of any character, relating to the capital stock of Purchaser, obligating Purchaser to issue, transfer or sell, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Purchaser or obligating Purchaser to grant, extend or enter into any such option, warrant, subscription or other right, convertible security, agreement, arrangement or commitment (the items in clauses 4.5(i), 4.5(ii) and 4.5(iii) being referred to collectively as the "Purchaser Securities"). Except as provided in the employment agreements between Purchaser and its executive officers, there are no outstanding obligations of Purchaser to repurchase, redeem or otherwise acquire any Purchaser Securities. Upon issuance of (a) up to one million three hundred eighty thousand (1,380,000) shares of Delta Common Stock to the Shareholders of Piper as contemplated under Section 2.1 of this Agreement and
(b) fifty-one thousand (51,000) shares of Delta Common Stock to John H. Wilson, II as contemplated under Sections 2.1.2 and 9.2.3 of this Agreement, such shares of Delta Common Stock will be validly issued, fully paid and nonassessable. The Delta Common Stock is currently listed on the Nasdaq Small Cap Market under the symbol "DPTR." As of December 21, 2001, there were 11,444,802 shares of Delta Common Stock which are issued and outstanding.

     5.   Activities Prior to the Closing Date.

          5.1 Operation of Piper's Business. Piper and the Principal Shareholder of Piper agree that from and after the date of this Agreement until the Closing Date, except as otherwise contemplated by this Agreement, Piper shall, and the Principal Shareholder of Piper shall cause Piper to, conduct its business solely in the ordinary course consistent with past practices, and Piper shall, and the Principal Shareholder of Piper shall cause Piper to:

                5.1.1 Organizational Documents. Not amend its Certificate of Incorporation or Charter or Bylaws, except as may be necessary to carry out this Agreement or as required by law;

                5.1.2 Corporate Name. Not change its corporate name or permit the use thereof by any other corporation or Person;

                5.1.3 Compensation. Not pay or agree to pay any employee, officer, or director, without the consent of Purchaser, compensation which is in excess of the current compensation level of each employee, officer or director of Piper, except for standard periodic increases to non-management employees consistent with past practices in terms of timing and amount;

                5.1.4 Management. Not make any changes in management without the prior written consent of Purchaser;

                5.1.5 Reorganizations or Other Related Transactions. Not merge or consolidate with any other corporation, or acquire, agree to acquire or be acquired by any corporation, association, partnership, joint venture or other Person, without the prior written consent of Purchaser;

                5.1.6 Disposition or Abandonment of Assets. Not sell, transfer or otherwise dispose of any of its properties or assets of whatever kind or nature or of any of its interests in oil and gas properties or other mineral properties nor abandon any of its oil and gas wells, Equipment or other facilities without the prior written consent of Purchaser, except in the ordinary course of business;

               5.1.7 Indebtedness. Not create, incur, assume or guarantee any indebtedness for money borrowed except for trade and other indebtedness incurred in the ordinary course of business, unless Piper first advises Purchaser and receives Purchaser's written consent thereto; provided, however, that nothing contained in the foregoing to the contrary shall prohibit Piper from borrowing funds to pay obligations under existing agreements so long as Piper informs Purchaser of such payments;

               5.1.8 Encumbrances. Not create or suffer to exist any Encumbrance on any of its properties or assets, including without limitation its interests in oil and gas properties or other mineral properties, Equipment or other facilities, except for Permitted Encumbrances;

               5.1.9 Increase of Indebtedness. Not increase the amount of any indebtedness outstanding under any loan agreement, mortgage or borrowing arrangement in existence on the date of this Agreement, unless Piper first advises Purchaser and receives Purchaser's written consent to any such increase except for additional borrowings required to fund the working capital needs of Piper in the ordinary course of business under any line of credit loan identified in Piper's Financial Statements to the extent permitted by the documentation relating to such loan in effect as of the date of this Agreement and then only to the extent that Piper has first notified Purchaser of any such borrowings under the line of credit subsequent to the date of this Agreement and Purchaser gives its prior written approval to such borrowings;

               5.1.10 Payables. Pay when due, in accordance with past practices consistent with good management practices, all of its accounts payables and trade obligations;

               5.1.11 Maintenance of Assets. Maintain its facilities, assets and properties, including without limitation the Equipment in good operating repair, order and condition, reasonable wear and tear excepted, and notify Purchaser promptly upon any loss of, damage to or destruction of any of its facilities, properties or assets;

               5.1.12 Insurance. Not allow to lapse and maintain in full force and effect all insurance coverage of the types and in the amounts set forth in Schedule 3.19, attached to this Agreement, and apply the proceeds received under any insurance policy or as a result of any loss of, damage to, or destruction of any of its facilities, properties or assets, including the Equipment, to the repair or replacement of such facilities, properties or assets, including the Equipment;

               5.1.13 Contracts and Permits. Maintain in full force and effect all Licenses, Permits, Leases and Contracts for which Piper is responsible which are related to the operation of its business in all respects and in all places as its business is now conducted;

               5.1.14 Goodwill. Use its best efforts to preserve its business organization in tact, to keep available the services of its present employees and to preserve the goodwill of its customers, suppliers and others having business relations with it;

               5.1.15 Issuance of Securities. Not issue any additional capital stock, options, warrants, or other rights to purchase capital stock or securities convertible into or exchangeable for capital stock of Piper;

               5.1.16   Dividends and Distributions.  Except as provided in
Schedule 5.1.16 attached to this Agreement, declare, set aside or pay any dividend or make any other distributions in respect of any of Piper's shares of capital stock;

               5.1.17 Repurchase of Securities and Repayment of Indebtedness. Except as approved in writing by Purchaser after first being notified of any such event, not make any direct or indirect redemption, purchase or other acquisition of shares of Piper's capital stock or make any direct or indirect repurchase, repayment or retirement of any principal of, or interest on, any indebtedness other than regularly scheduled payments of principal and interest as provided in the promissory note evidencing any of Piper's indebtedness;

               5.1.18 Litigation. Promptly advise Purchaser in writing of the commencement of, and of any known threat to commence, any suit, claim, action, arbitration, legal or administrative proceedings, governmental investigation or tax audit against Piper;

               5.1.19 Monthly Financial Statements. Deliver to Purchaser as soon as available monthly financial statements ("Monthly Financial Statements") of Piper commencing with the month of October, 2001, and for each calendar month thereafter prior to the Closing Date; and

               5.1.20 Miscellaneous. Not enter into any agreement or otherwise agree to take any action in violation of the negative covenants set forth in this Section 5 or take, agree to take or omit to take any action that would make any representation or warranty inaccurate.

          5.2 Access to Information. Piper and the Principal Shareholder of Piper will cooperate fully with Purchaser and Merger Sub, and Piper shall provide, and the Principal Shareholder of Piper shall cause Piper to provide, to Purchaser and its accountants, counsel and other representatives (collectively "Advisors"), and Purchaser will provide to Piper and the Principal Shareholder of Piper and Piper's Advisors during normal business hours, (i) full access to the books, records, Equipment, oil and gas Leases, title opinions and other information concerning the oil and gas properties and other real estate owned or leased by the other party to this Agreement or in which such other party has an interest, oil and gas marketing contracts, current oil and gas prices to which such other party is entitled under such marketing contracts as well as full and complete information concerning curtailments, pre-payments and any oil and/or gas balancing agreement under such contracts, and all other Contracts, Leases, Permits and Licenses relating to the assets and operations of such other party's oil and gas business and properties and all work papers relating to Piper of Piper's independent accountants and (ii) full opportunity to discuss such other party's business affairs and assets with its officers, employees, agents and independent accounts ("Representatives") and furnish to such other party and their Advisors copies of such documents, records and information with respect to the affairs of such other party as Purchaser, Merger Sub or its Advisors or Piper, the Principal Shareholder of Piper or Piper's Advisors may reasonably request of such other party. The terms and provisions of such oil and gas marketing contracts and other contracts to which Piper is a party must be acceptable to Purchaser and Merger Sub.

          5.3 Confidentiality. Except to the extent that disclosure is required by law and this Agreement, Purchaser, Merger Sub, their respective officers, directors and employees and Piper, the Principal Shareholder of Piper and the officers, directors and employees of Piper shall retain in confidence and shall cause their Advisors to retain in confidence, all information obtained by them pursuant to the investigations made by Purchaser, Merger Sub or their Advisors pursuant to Section 5.2 that is deemed by Piper to be confidential in nature as so indicated by Piper to Purchaser (the "Confidential Information"). The Principal Shareholder of Piper, Piper, its officers, directors and employees and Piper's Advisors shall retain in confidence, all information obtained by them in connection with any investigation undertaken by such Persons as a result of Purchaser or Merger Sub providing such Persons such access to information of the Purchaser or Merger Sub that is deemed by Purchaser to be confidential (the "Confidential Information") pursuant to Section 5.2 of this Agreement. The parties agree that Confidential Information of either Piper, Purchaser or Merger Sub shall not include information which (a) was or becomes generally available to the public other than as a result of a disclosure by a party to another party to this Agreement or any officers, directors or employees or any representatives or Advisors of any such party, of their Advisors, (b) was or becomes available to any party to this Agreement or the officers, directors or employees or the Advisors of such party on a non-confidential basis from a source other than a party to this Agreement or such party's Advisors, provided that such source is not bound by a confidential agreement or (c) was, or in the future is, developed independently by a party to this Agreement or an Advisor to such party without reference to the information furnished by the other party to this Agreement or an Advisor to such party. The parties understand and agree that all of the Confidential Information supplied to a party to this Agreement by the other party is provided on the understanding that such Confidential Information shall remain the property of the party disclosing or furnishing such Confidential Information, and that all copies and originals of any Confidential Information furnished pursuant to this Agreement from one party to the other party will be returned to the party furnishing such Confidential Information promptly upon its request after termination of this Agreement as provided under Section 10 hereof. Pending the Closing of the transactions contemplated under this Agreement or if this Agreement is terminated as provided in Section 10 of this Agreement, a party receiving the Confidential Information of another party shall not use such information to its economic or financial advantage or benefit.

          5.4 Benefit Plans. Between the date of this Agreement and the Closing Date, Piper will not establish or implement a new Benefit Plan of any kind whatsoever.

          5.5 Best Efforts and Standstill. Subject to the other provisions of this Agreement, the Principal Shareholder of Piper and Piper will use their best efforts to cause the conditions listed in Section 6 of this Agreement to be satisfied on or before the Closing Date. Subject to the other provisions of this Agreement, Purchaser and Merger Sub will use their best efforts to cause the conditions listed in Section 7 of this Agreement to be satisfied on or before the Closing Date. Principal Shareholder of Piper and Piper further agree that they will not enter into, request, solicit or engage in any discussions, negotiations, understandings or agreements with any Person other than Purchaser and Merger Sub relating to the merger, consolidation or sale of Piper or the sale or disposition of their shares of Piper Stock or the properties and assets of Piper (other than in the ordinary course of business) unless this Agreement is terminated pursuant to Section 10 hereof. Piper has participated in discussions regarding an initial public offering involving the properties in Australia in which Piper owns an interest. Following the execution of this Agreement and continuing until the Closing Date, Piper may continue the discussions but will not commit to any sale or any other transaction, including, without limitation, an initial public offering of the Australian properties, without Purchaser's prior written consent.

          5.6 Listing of Purchaser Common Stock. Purchaser shall notify The Nasdaq Stock Market of the issuance of the shares of Delta Common Stock in connection with the consummation of the Merger and shall use its reasonable best efforts to cause such shares of Delta Common Stock to be issued to the shareholders of Piper to be eligible for trading on the Nasdaq Small Cap Market as soon as legally practicable following their registration pursuant to
Section 8.7 of this Agreement.

          5.7 Meeting of Piper's Shareholders. Piper and the Principal Shareholder of Piper shall cause a special meeting of Piper's shareholders (the "Company's Shareholder Meeting") to be duly called and held as soon as reasonably practicable, for the purpose of voting on the approval and adoption of this Agreement and the Merger (the "Company's Shareholder Approval"). The board of directors of Piper shall recommend approval and adoption of this Agreement by the shareholders of Piper. In connection with Piper's Shareholder Meeting, Piper and the Principal Shareholder of Piper will use their best efforts, subject to the immediately preceding sentence, to obtain Piper's Shareholder Approval and will otherwise comply with all legal requirements applicable to Piper's Shareholder Meeting. The Principal Shareholder of Piper agree to vote in favor of the Merger at Piper's Shareholder Meeting.

          5.8 Compliance with Laws. Purchaser shall timely file all applications and reports, including all amendments and supplemental information, required to be filed by Purchaser with the Commission under the Act and the Exchange Act, and take no action that would cause Purchaser not to meet its obligations under the Registration Rights Agreement attached to this Agreement as Exhibit F, or fail to meet the conditions of Rule 144(c).

          5.9 Contract with Third Parties. After the execution of this Agreement and prior to the release of a public announcement of the execution of this Agreement by the parties hereto and the proposed Merger as contemplated under this Agreement, Purchaser shall not contact any party to an agreement with Piper without Piper's prior consent. Immediately following such announcement, Purchaser may contact any such third party without restriction.

     6. Conditions Precedent to the Purchaser's and Merger Sub's Obligations. The obligations of Purchaser and Merger Sub to be performed under this Agreement on or before the Closing Date are subject to each and all of the following conditions, any one or more of which may, however, be waived in whole or in part by Purchaser.

          6.1 Representations and Warranties. The representations and warranties of Piper herein contained shall be accurate, correct and complete on and as of the date of this Agreement and as of the Closing Date in all material respects with the same force and effect as though made on and as of each such date.

          6.2 Performance of Obligations. Piper shall have performed in all of Piper's covenants, undertakings, obligations, conditions and agreements required to be performed by it under this Agreement.

          6.3 Performance at Closing. Piper shall have performed each of the acts it is required to perform under this Agreement and shall have delivered or tendered delivery of each of the certificates and other documents it is required to deliver.

          6.4 Dissenter's Rights. Piper shall provide a list of those shareholders of Piper who have elected to exercise their dissenters' rights under Delaware law; provided that the total number of shares of Piper Stock held by such shareholders shall not exceed one hundred shares (100) of the total issued and outstanding shares of Piper Stock.

          6.5 Absence of Litigation or Restraining Action. No suit, action or other proceeding shall be pending, or threatened, before any court or governmental agency in which it will be, or it is, sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated under this Agreement or which, if adversely determined, would have a material adverse effect on the value of the business, assets or properties of Piper or the value of the Piper Stock.

          6.6 No Attachment. None of Piper's assets or properties shall have been attached or levied upon or passed into the hands of a receiver or assignee for the benefit of creditors. No petition or similar instrument shall have been filed with respect to Piper under any bankruptcy or insolvency law, and no injunction or restraining order shall have been instituted against Piper.

          6.7 No Liens, Indebtedness. Except as set forth in Schedule 3.9 attached to this Agreement, Piper shall not be subject to any indebtedness nor its properties or assets subject to liens or encumbrances of any kind, other than (a) indebtedness and liens for current taxes, wages and operating expenses in the normal course of business, payment of which at the time of Closing shall not yet be due; or (b) indebtedness identified in Piper's Financial Statements as set forth in Schedule 3.8 attached to this Agreement;
(c) any accounts payable incurred by Piper subsequent to the Financial Statement Date in the ordinary course of its business as disclosed to Piper on or before the Closing Date; (d) any other indebtedness approved in writing by Purchaser; or (e) Permitted Encumbrances or indebtedness as disclosed in
Schedule 3.17 attached to this Agreement which Purchaser agrees to assume or acquire Piper's properties subject to such indebtedness.

          6.8 Resignations and Employee Terminations. Purchaser and Merger Sub shall have received the resignation dated as of the Closing Date of each director of Piper and the officers of Piper in the form as set forth in Exhibit C attached to this Agreement. Piper shall have terminated the employment of all employees effective as of midnight on the day immediately preceding the Closing Date and at the time of such termination shall have paid all amounts due to its employees, including, without limitation, all salaries, bonuses, sick leave, accrued vacations and any other employment benefits to which such employees are entitled at the time of their terminations, save and except the payment to John H. Wilson, II to be made by Purchaser under this Agreement. Notwithstanding such termination, Merger Sub, as the Surviving Corporation, may, in its sole discretion without any Commitment to do so, hire such terminated employees or any of them at any time after the Closing Date.

          6.9 Corporate Records. Purchaser and Merger Sub shall have received the stock record books, minute books, files, documents, papers, Leases, Contracts, Licenses, Permits and other agreements or authorizations, books of account and other records pertaining to Piper's business operations and affairs and the corporate seal (if any) of Piper.

          6.10 Consents and Waivers. All consents and Approvals from third parties, including without limitation the Notification and Report Form only to the extent required to be filed under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations thereunder ("HSR Act"), as well as any other Approval, consent or waiver required under any other Leases, Contracts, Permits, Licenses, as listed in Schedules 3.18, 3.25, 3.29and 3.32 attached to this Agreement and any other Person or governmental bodies, necessary for the consummation of the transactions contemplated hereby shall have been obtained.

          6.11 Legal Compliance. All statutory and other legal requirements for the valid consummation of the transactions contemplated under this Agreement shall have been satisfied.

          6.12 Absence of Adverse Changes. Piper shall not have suffered any material adverse change in its financial condition, business, property or assets since the Financial Statement Date.

          6.13 Opinion of Counsel. Purchaser and Merger Sub shall have received an opinion of Harris, Finley and Bogle, as counsel for Piper dated as of the Closing Date in the form of the opinion as set forth in Exhibit E attached to this Agreement.

          6.14 Certificates. Purchaser and Merger Sub shall have received the certificates and other closing documents required to be received under
Section 9.1 of this Agreement on or prior to the Closing Date.

          6.15 Shareholder Approval. The board of directors of Piper shall have approved this Agreement and the consummation of the Merger and other transactions contemplated under this Agreement and the shareholders of Piper holding two-thirds (2/3rds) of the issued and outstanding Piper Stock shall have approved the Merger and the other transactions contemplated by this Agreement in accordance with the Delaware General Corporation Law.

          6.16 Marketing Contracts. Purchaser shall have all gas purchase contracts and oil and gas marketing contracts to which Piper is a party and the current prices, curtailments, prepayments, balancing obligations and all other terms and provisions of such Contracts shall be made available for Purchaser's review and shall be acceptable to Purchaser and Purchaser shall be satisfied, in its sole discretion, that all obligations under the gas purchase contracts to which Piper is a party can be fulfilled over the life of such Contracts.

          6.17 Piper's Disclosure Statement. Piper shall have prepared and delivered a disclosure statement to all of the shareholders of Piper which shall contain sufficient information with respect to Piper, its business operations, assets and properties, financial condition, prospects and such other information relating to Piper, the Merger and this Agreement to enable each such shareholder to make an informed investment decision with respect to the Merger and the terms and provisions of this Agreement and the information provided in such disclosure statement provided to the shareholders of Piper shall be accurate, correct and complete in all material respects, shall not contain a misstatement of a material fact or omit to state a material fact necessary to make the statements made in such disclosure statement not misleading. Purchaser and Merger Sub represent, jointly and severally, that all information contained or incorporated in the disclosure statement concerning Purchaser and Merger Sub and their respective business operations, assets and properties, financial condition, prospects and other information supplied to Piper by Purchaser or Merger Sub, shall be accurate, correct and complete in all material respects.

          6.18 Audit of Piper's Financial Statements. If Purchaser is required to or elects to audit the Financial Statements provided to Purchaser and Merger Sub, the statements shall have been audited by a reputable, independent accounting firm, at Purchaser's expense, and the results of such Financial Statements shall be acceptable to Purchaser, in its sole and exclusive judgment, by so indicating its acceptance in writing furnished to Piper on or prior to the Closing Date.

          6.19 General Due Diligence Review. Purchaser shall have completed its due diligence review of Piper and based on such review shall be satisfied, in its sole discretion, as to the nature, condition and profitability of the Leases, Contracts and all other assets and properties of Piper and the liabilities and potential liabilities of Piper and shall have indicated such satisfaction and approval in a writing delivered to Piper four (4) days prior to the Closing Date.

     7. Conditions Precedent to Piper's and Piper Shareholders' Obligations. The obligations of Piper and the shareholders of Piper, including the Principal Shareholder of Piper, to be performed under this Agreement at Closing are subject to each and all of the following conditions, any one or more of which may, however, be waived in whole or in part by Piper or the Principal Shareholder of Piper.

          7.1 Representations and Warranties. The representations and warranties of Purchaser and Merger Sub set forth in this Agreement shall be true, correct and complete in all material respects on and as of the date of this Agreement and as of the Closing Date with the same effect as if made on and as of the said date.

          7.2 Performance of Obligations. Purchaser and Merger Sub shall have performed or complied with all of Purchaser's and Merger Sub's covenants, undertakings, obligations, conditions and agreements herein to be performed on or before Closing as contained in this Agreement.

          7.3 Performance at Closing. Purchaser and Merger Sub shall have performed each of the acts each such corporation is required to perform under this Agreement and shall have delivered or tendered delivery of each of the certificates and other documents each such corporation is required to deliver.

          7.4 Absence of Restraining Action. No suit, action or other proceeding shall be pending, or threatened, before any court or governmental agency in which it will be, or it is, sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated under this Agreement or would have a material adverse effect on the value of the business, assets, or properties of Purchaser or Merger Sub or the value of the Delta Common Stock.

          7.5 Nasdaq Listing of Shares. Purchaser shall have made a filing with Nasdaq to request the listing of the shares of Delta Common Stock to be issued to the shareholders of Piper on The Nasdaq Stock Market such that upon the effectiveness of the registration statement as contemplated under Section
8.8 of this Agreement will be available for trading on The Nasdaq Stock
Market.

          7.6 Market Price of Delta Stock. The average daily closing price of the shares of Delta Common Stock as quoted on the National Association of Securities Dealers Automatic Quotation system ("NASDAQ") for the four (4) week period preceding the Closing Date, determined without retail mark-up, mark-down or commission, shall not have been less than $2.50; provided, however, that if the average daily closing price of Delta Common Stock as quoted on NASDAQ for the four (4) week period preceding the Closing Date, determined without retail mark-up, mark-down or commission, is more than $4.00 per share, Purchaser shall have the right to terminate this Agreement as provided in Section 10.1.5 of this Agreement in which event it shall not be obligated to close or deliver the documents as required under Section 9.2 of this Agreement, unless it elects in a writing delivered to Piper to perform its obligation to close under this Agreement within two (2) days prior to the scheduled Closing Date.

          7.7 Due Diligence Review. Piper shall have completed its due diligence review of Purchaser and Merger Sub and based on such review shall be satisfied, in its sole discretion, as to the nature, condition and profitability of the business, assets, and properties of Delta and the liabilities and potential liabilities of Delta and shall have indicated such satisfaction and approval in a writing delivered to Purchaser four (4) days prior to the Closing Date.

     8. Post-Closing Covenants. Piper, the Principal Shareholder of Piper, Purchaser and Merger Sub agree as follows with respect to the period following the Closing:

          8.1 Cooperation of The Principal Shareholders and Former Officers of Piper. The Principal Shareholder of Piper and the current officers and directors of Piper, will reasonably cooperate upon and after the Closing Date in effecting the Merger and the orderly transfer of the assets and properties as well as the transfer of control of Piper to Merger Sub by using their best efforts to cause any federal, state or local governmental body, and any agency, department and instrumentality thereof, to have Contracts between such government, agency, department and instrumentality and Piper, to the extent required under any existing Contracts between Piper and such governmental body, as a result of the change of control of Piper, to be approved and transferred into the name of Merger Sub as such name may be changed following the Closing. To the extent that any other Contract between Piper and any other third parties require approval as a result of the Merger, the Principal Shareholder of Piper and the current officers and directors of Piper will reasonably cooperate in effecting any such approval such that the Contracts will remain intact and enforceable in accordance with the terms thereof. To the extent required to effect any such approval and transfer, the Principal Shareholder of Piper and the current officers and directors of Piper will execute any appropriate and reasonable documents or instruments required to accomplish such result.

          8.2 Litigation Support. If and to the extent that Piper is actively contesting or defending against any charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand (collectively "Proceedings") in connection with:

                (a)   any transaction contemplated under this Agreement, or

                (b) any fact, situation, circumstance, status, condition, activity, practice, planning, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving Piper,

Piper, the Principal Shareholder of Piper and the current officers and directors of Piper will reasonably cooperate with Purchaser, Merger Sub and their counsel in contesting or defending any such Proceedings, making available any personnel of Piper, and providing such testimony and access to their books and records as shall be reasonably necessary in connection with contesting or defending against such Proceedings. The Principal Shareholder of Piper shall indemnify Purchaser and the Surviving Corporation in contesting, or defending against, any such Proceedings to the extent of the obligation to indemnify Purchaser and Merger Sub under the terms of this Agreement. Otherwise, Purchaser and Merger Sub shall bear the cost and expense of contesting or defending against any such Proceedings.

          8.3 Other Transitional Matters. The Principal Shareholder of Piper and the current officers and directors of Piper will not take any action which primarily is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of, or Person having a business relationship with, Piper from maintaining the same business relationships with Piper after the Closing as it maintained with Piper prior to the Closing, or in any manner prior to or after the Closing interfering with or disrupting such relationships to Purchaser's detriment. The Principal Shareholder of Piper and the current officers and directors of Piper will refer all inquiries by lessors, licensors, customers suppliers, business associates or other Persons having a relationship with Piper relating to the business as conducted by Piper prior to the Merger to Purchaser from and after the Closing Date.

          8.4 Cooperation After Closing. In case at any time after the Closing Date any further action is necessary or desirable to carry out and accomplish the purposes of this Agreement and the transactions contemplated hereunder, the Principal Shareholder of Piper and the current officers and directors of Piper, in the case of the performance by Piper and the Principal Shareholder of Piper as contemplated under this Agreement, and Purchaser, in the case of the performance of Purchaser and Merger Sub as contemplated under this Agreement, will take such further action as the party seeking or requesting such performance ("Requesting Party") may reasonably request, including executing and delivering such further instruments and documents as shall be necessary or appropriate to accomplish and effectuate the transactions contemplated under this Agreement. Except as to costs and damages associated with the indemnification of Purchaser and Merger Sub, as provided in this Agreement, all costs and expenses relating to any such matters after the Closing Date will be borne by Purchaser and Merger Sub.

          8.5 Confidential Information. The current officers and directors of Piper and the Principal Shareholder of Piper will treat and hold as such all of the Confidential Information relating to Piper, Purchaser and Merger Sub which was acquired or obtained by them in connection with or during their involvement with Piper in any capacity, whether as a shareholder, officer, director, employee or agent. For purposes of this Section 8.6, the term "Confidential Information" means any and all documents or information, either oral or in writing, including without limiting the generality thereof any and all reports, charts, graphs, photographs, diagrams, drawings, technical specifications, financial statements, customer and supplier information, pricing information, financial projections, business plans and strategies and trade secrets of every kind, known to or in the possession or which came to the attention of such Person in the course of his involvement with or employment by Piper or as a result of the negotiations, investigation and due diligence review of Purchaser's and Merger Sub's records, documents, instruments, data and any and all other information of a confidential nature, which has not been previously made public by Piper, Purchaser or Merger Sub. The Principal Shareholder of Piper and the current officers and directors of Piper will refrain from using any of the Confidential Information except as contemplated under this Agreement and shall deliver promptly to Purchaser and Merger Sub, or destroy at the request and option of Purchaser and Merger Sub, all tangible correspondence, documents, instruments, memoranda and all other writings (and all copies thereof) which embody the Confidential Information which are in such Person's possession.


          8.6 Disclosure Required in Legal Proceedings. If the Principal Shareholder of Piper or the current officers and directors of Piper are requested or required (by oral question or request for information or document in any legal proceeding, interrogatory, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, the Principal Shareholder of Piper and the current officers and directors of Piper will notify Purchaser and Merger Sub, as the Surviving Corporation, promptly of any such request or requirement to enable Purchaser and Merger Sub, as the Surviving Corporation, to seek an appropriate remedy to enjoin the disclosure of the Confidential Information or in their sole discretion waive compliance with the provisions of Section 8.6 of this Agreement.

          8.7 Registration of Delta Stock Issued to Piper Shareholders. Within thirty (30) days following the filing of the final amendment to Purchaser's current report of Form 8-K relating to the Merger of Piper with and into Merger Sub as contemplated under this Agreement or within the time period as otherwise provided in the Registration Rights Agreement (which Form 8-K Report will be initially filed not later than 15 days following the Closing Date), Purchaser shall file with the United States Securities and Exchange Commission a registration statement on Form S-3 or any other appropriate form of registration statement providing for the registration of all shares of Delta Common Stock issued to the shareholders of Piper to the extent they have received such shares ("Registered Delta Shares") for a secondary offering by such shareholders for the reoffer and resale thereof. The obligation of Purchaser to register such shares of Delta Common Stock for reoffer and resale as Registered Delta Shares shall be subject to the terms and provisions of the Registration Rights Agreement, attached to this Agreement as Exhibit F and made a part of this Agreement by reference.

          8.8 Cooperation on Filing of Amendment to Form 8-K. The Principal Shareholder of Piper shall cause Wilson Exploration Company and its officers, directors and other personnel to cooperate fully with preparing any audited financial statements of Piper to the full extent requested by Purchaser to enable Purchaser to file an amendment to such Form 8-K report, include such audited financial statements of Piper if such financial statements are required to be filed under Rule 310(c) of Regulation S-K or S-B as adopted under the Securities Act, within 60 days following the filing of the Form 8-K Report.

          8.9 Continuity of Business. Following the Merger, the Surviving Corporation will continue the historic business of Piper or use a significant portion of Piper's business assets in a business similar to that conducted by Piper prior to the Merger.

          8.10 Wilson Exploration Company Duties. Wilson Exploration Company currently handles the joint interest billing and revenue disbursement and records maintenance on behalf of Piper and charges $9,000 per month for performing such duties. The Principal Shareholder of Piper is President of Wilson Exploration Company and agrees to cause Wilson Exploration Company to continue performing such services for the same consideration on behalf of Merger Sub after the Closing Date for a period of up to three months and will cause Wilson Exploration Company to cooperate in the delivery of the files and records of Piper to the location designated by Purchaser, at Purchasers expense.

     9.   Delivery of Closing Documents.

          9.1 Delivery of Closing Documents to Purchaser and Merger Sub. Subject to the fulfillment of all of the conditions set forth in Section 6 of this Agreement, at the Closing, the following documents, agreements, and instruments shall be duly delivered by Piper and the shareholders of Piper:

                9.1.1 Piper Stock Certificates. Certificates representing 100% the shares of Piper Stock (less the shares of Piper Stock owned by those exercising their dissenter's rights) which shall be duly executed in blank or with a duly executed stock power attached thereto, endorsed in blank, in order to effect the transfer of the shares of Piper Stock from the shareholders of Piper to Merger Sub as the Surviving Corporation, with all stock transfer, tax stamps, if any, affixed and cancelled;

                9.1.2 Shareholder Certificates. The Shareholder Certificates in the form of Exhibit D attached to this Agreement signed by each shareholder, who in the aggregate shall constitute all of the shareholders of Piper, who are not exercising their dissenter's rights under
Section 6.4 of this Agreement or electing to receive cash in lieu of shares of Delta Common Stock under Section 2.1 of this Agreement subject to the limitations thereunder;

                9.1.3 Resignations. The Resignations of the Officers and Directors of Piper as agreed upon in Exhibit C;

                9.1.4 Piper Records. The books, records and other documents referred to in Section 6.9 of this Agreement;



                9.1.5 Counsel's Opinion. The opinion of Harris, Finley and Bogle, counsel for Piper in the form of Exhibit E attached to this Agreement, such opinion letter to be in the form and substance satisfactory to Purchaser;

                9.1.6 Good Standing Certificates. A certificate of good standing from the States of Colorado, Delaware, Kansas, Louisiana, Mississippi, Oklahoma and Texas, certified by the appropriate official of each such state, dated as of the date not more than five (5) days prior to the Closing Date evidencing that Piper is duly qualified and in good standing and in effect indicating that Piper has filed all franchise tax returns due to the date of such certificate, that all taxes shown on such returns to be due have been paid in full, and that there are no outstanding franchise tax claims or assessments against Piper as of the date of such certificate;

                9.1.7   Approvals.  All consents and Approvals referred to in
Section 3.23 of this Agreement;

                9.1.8 Closing Certificate. Piper's closing certificate in the form of Exhibit G attached to this Agreement;

                9.1.9 Certificate of Merger. Certificate of Merger in the Form of Exhibit B attached to this Agreement;

                9.1.10 Releases. To the extent appropriate and only if any secured loan, for which Piper is currently obligated is paid in whole or in part on or prior to the Closing Date (which is not contemplated as of the date hereof), documentation (including without limitation, duly executed releases and UCC-3 termination statements) satisfactory in form and substance to Purchaser and Merger Sub as requested by Purchaser and Merger Sub to release all or a portion of such encumbrances to the extent of such loan repayment, if any, or satisfaction of such loan in favor of any of the holders of any such indebtedness which encumbers the property and assets of Piper;

                9.1.11 Delivery of Notes. The promissory note issued by Piper to John H. Wilson, II and Wilson Exploration Company shall have been marked as "paid in full" and signed by the payees as provided in Section 2.1.2 of this Agreement.

                9.1.12 Additional Documents. Such other documents or instruments of further assurance or conveyance as shall be deemed necessary and appropriate by the Purchaser and Merger Sub.

          9.2 Delivery of Documents to Piper and the Piper Shareholders. Subject to the fulfillment of all conditions set forth in Section 7 of this Agreement, at the Closing, the following documents, agreements and instruments shall be duly delivered by the Purchaser and Merger Sub to Piper and the shareholders of Piper:

                9.2.1 Delta Common Stock. Stock Certificates representing shares of Delta Common Stock to be issued to each of the shareholders of Piper in the amounts set forth in Exhibit A attached hereto;

                9.2.2 Wire Transfer of Funds to Affiliates. The transfer of funds, in accordance with the wire transfer instructions set forth in Exhibit I attached to this Agreement, in the amount of seven hundred ninety-six thousand eight hundred thirty-six dollars and fifty-eight cents ($796,836.58) to John H. Wilson, II's depository account as designated by him and four hundred four thousand five hundred seventy-five dollars and fifteen cents ($404,575.15), plus additional amounts owing hereunder, to the account designated by Wilson Exploration Company as payment in full of Piper's liabilities to them, which are being assumed by Purchaser and Merger Sub under the provisions of Section 2.1.2 of this Agreement;

                9.2.3 Additional Stock Certificate. Stock certificate representing fifty-one thousand (51,000) shares of Delta Common Stock to be issued in the name of John H. Wilson, II pursuant to Section 2.1.2 of this Agreement;

                9.2.4 Good Standing Certificate. A Certificate of good standing from the Colorado Secretary of State, dated not more than five (5) business days prior to the Closing Date evidencing that Purchaser and Merger Sub are duly qualified and in good standing under the laws of such state and in effect indicating that Merger Sub has filed all franchise taxes on the date of such certificate, that all taxes shown on such returns to be due have been paid in full, and that there are no outstanding franchise tax claims or assessments against Merger Sub as of the date of such certificate;

                9.2.5 Closing Certificate. Purchaser's and Merger Sub's closing certificate in the form of Exhibit H attached to this Agreement;

                9.2.6 Articles of Merger. Articles of Merger in the form of Exhibit B attached to this Agreement;

                9.2.7 Registration Rights Agreement. The Registration Rights Agreement in the form of Exhibit F attached to this Agreement; and

                9.2.8 Additional Documents. Such other documents and instruments of further assurance and conveyance as shall be deemed necessary and appropriate to the Closing of the transactions contemplated hereby.

    10.   Termination.

          10.1 Events of Termination. Anything contained elsewhere in this Agreement to the contrary notwithstanding, prior to the Closing Date, this Agreement may be terminated by written notice of termination as follows:

                 10.1.1 Mutual Consent. Any time by mutual consent of Piper and Purchaser or Merger Sub;

                 10.1.2 Prior to Closing Date. By Piper or Purchaser or Merger Sub if the other party shall have (i) misstated any representation or been in breach of any warranty contained herein, or (ii) breached any covenant, undertaking or restriction contained herein, and such misstatement or breach has not been cured by the earlier of (a) ten (10) days after the giving of notice of such party of such misstatement or breach or (b) the Closing Date;

                 10.1.3 Failure to Satisfy Condition of Closing. By Purchaser or Merger Sub if Purchaser does not approve of the contracts as specified in Section 6.16 of this Agreement or Purchaser's not satisfied with the results of its due diligence review of the documents as provided in
Section 6.19 of this Agreement. By Piper if it is not satisfied with the results of its due diligence review of the documents as provided in Section
7.7 of this Agreement.

                 10.1.4 Amendments of Exhibits. By the party ("Receiving Party") receiving Exhibits and Schedules or amendments thereto from the other party to this Agreement which disclose information which such Receiving Party determines to materially, adversely affect the economic, financial or business considerations previously determined by the Receiving Party in entering into this Agreement and to which such Receiving Party gives written notice to the other party within ten (10) days after such amendment setting forth its objections.

                 10.1.5 Delta Stock Price. By Piper and the Principal Shareholder of Piper if the closing price of Delta Common Stock is below the average price level as provided in Section 7.6 of this Agreement and by Purchaser if the closing price of Delta Common Stock is above the average price level as provided in Section 7.6 of this Agreement.

                 10.1.6 Delay. By either party by written notice to the other party if the Closing shall not have occurred on or prior to February 15, 2001; provided, however, that the right to terminate this Agreement under this
Section 10.1.6 shall not be available to any party whose failure to fulfill or perform any obligation under this Agreement has been a substantial cause of, or has substantially resulted in, the failure of the Closing to occur on or before such date.

                 10.1.7 Consequences of Termination. In the event of a termination and abandonment of this Agreement pursuant to the provisions of this Section 10, this Agreement shall become void and have no effect, without any liability on any of the parties or their directors, or officers or shareholders in respect of this Agreement. Notwithstanding anything contained in the foregoing to the contrary, if this Agreement is terminated as provided in Section 10.1.2 or due to a delay caused by the failure of a party to perform under Section 10.1.6 of this Agreement, the defaulting party whose misstatement or breach or failure to perform caused the termination of this Agreement shall be obligated to pay the other party's costs and expenses incurred in connection with this Agreement, including actual attorney's fees; provided, however, that no such termination shall relieve the defaulting or nonperforming party from any liabilities or damages resulting from a breach by that party of its representations, warranties, covenants, agreements or other obligations under this Agreement prior to such termination. Otherwise, if the transactions contemplated hereunder cannot be consummated for reasons beyond the control of the parties hereto, provided they have used their best efforts to acquire the approvals and consents hereunder, or this Agreement is terminated under the provisions of Sections 10.1.1, 10.1.3, 10.1.4, 10.1.5 or
10.1.6 (which delay is not caused by any party's failure to perform), then each party to this Agreement will pay its own expenses, including without limitation its attorneys' fees and costs.

    11.   Miscellaneous.

          11.1 Notices. Any notices under this Agreement shall be in writing, signed by the party giving the same and transmitted by registered or certified United States Mail or by a generally accepted national courier service providing confirmation of delivery, and addressed to the party to receive the notice at the address set forth below or such other address as any party may specify by notice to the other party, or by facsimile transmission or electronic mail and shall be deemed properly given and received when actually given and received:

     If to Purchaser and Merger      Delta Petroleum Corporation
     Sub:                            555 17th Street, Suite 3310
                                     Denver, Colorado 80202
                                     Attn:  Roger A. Parker
                                     Fax No. (303) 298-8251
                                     E-Mail Address: roger@deltapetro.com




     With a copy to:                 Clanahan, Tanner, Downing & Knowlton,
                                       P.C.
                                     730 17th Street, Suite 500
                                     Denver, Colorado 80202
                                     Attn:  Ward E. Terry, Jr., Esq.
                                     Fax No. (720) 359-9501
                                     E-Mail Address: wterry@ctdk.com

   If to Piper                       Piper Petroleum Company
   and Shareholders of Piper:        1212 West El Paso
                                     Fort Worth, Texas 76102
                                     Fax No. (817) 332-5080
                                     E-Mail Address: jwlson@earthlink.net

   With a copy to:                   Harris, Finley and Bogle
                                     777 Main, Suite 3600
                                     Fort Worth, Texas 76102
                                     Attention:  William Bredthauer, Esq.
                                     Fax No. (817) 333-1195
                                     E-Mail Address: bbredthauer@hfblaw.com

          11.2   Brokerage Commissions.

                 11.2.1 No Company Hired Brokers. Piper hereby represents and warrants to Purchaser that Piper has not engaged or utilized the services of any broker or finder in connection with this transaction and that no commissions are payable with respect to this transaction. The Principal Shareholder of Piper and Piper hereby agree to indemnify and hold Purchaser and Piper harmless from and against any liability for any claims of any broker or finder claiming by, through or under Piper or the shareholders of Piper.

                 11.2.2 No Purchaser Hired Brokers. Purchaser and Merger Sub hereby represent and warrant to Piper and the shareholders of Piper that neither the Purchaser nor Merger Sub have engaged or utilized the services of any broker or finder in connection with this transaction and that no commissions are payable with respect to this transaction. Purchaser and Merger Sub hereby agree to indemnify and hold the shareholders of Piper and Piper harmless from and against any liability for any claims of any other broker or finder claiming by, through or under Purchaser and Merger Sub.

          11.3 Successors and Assigns. This Agreement is personal to the parties hereto and may not be assigned, transferred, delegated or nullified without the prior written consent of all of the parties hereto. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective heirs, personal representatives, successors and permitted assigns.

          11.4 Arbitration. Any dispute arising pursuant to or in any way related to this Agreement or the transactions contemplated hereby shall be settled by arbitration at a mutually agreed upon location in Denver, Colorado. All arbitration shall be conducted in accordance with the rules and regulations of the American Arbitration Association, in force at the time of any such dispute, by a panel of three (3) single arbitrators selected in accordance with the procedures of the American Arbitration Association. Each party shall pay its own expenses associated with such arbitration, including 50% of the expenses of the arbitrator; provided that the prevailing party in any arbitration shall be entitled to reimbursement of reasonable attorney's fees and expenses (including, without limitation, arbitration expenses) relating to such arbitration. The award of the arbitrator, based upon written findings of fact and conclusions of law, shall be binding upon the parties; and judgment in accordance with that decision may be entered in any court having jurisdiction thereof. The panel of arbitrators shall have the right to grant injunctive or other equitable relief to any party to this Agreement to the extent such remedy is appropriate under the circumstances as determined by such arbitrators

          11.5 No Oral Modifications. No amendments or modifications to this Agreement shall be made or deemed to have been made unless in writing executed and delivered by the party to be bound thereby. Any provision of this Agreement may be waived, amended, supplemented or modified only by agreement in writing of the parties hereto.

          11.6 Waiver. The failure of any party to this Agreement to insist upon strict performance of any of the terms of this Agreement will not constitute a waiver of any of its rights under this Agreement or its right subsequently to assert, rely upon, or enforce any provision of this Agreement.

          11.7 Governing Law. This Agreement shall be interpreted, governed by and enforced according to the laws of the State of Texas, except as to matters involving corporate law, in which case this Agreement shall be governed by the laws of Delaware.

          11.8 Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement will not in any way be affected or impaired thereby.

          11.9 Headings and Captions for Convenience. The headings and captions contained in this Agreement are for convenience only and shall not be considered in interpreting the provisions of this Agreement.

          11.10 Counterparts. This agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, all of which together shall constitute one and the same instrument.

          11.11 Representations, Warranties and Covenants. Notwithstanding any investigation made by or on behalf of Piper or Purchaser prior to or after the Closing Date, all representations, warranties and covenants of the parties to this Agreement contained herein shall survive and remain in full force and effect for a period of one (1) years after the Closing Date.

          11.12 Indemnification by Principal Shareholder of Piper. The Principal Shareholder of Piper will indemnify, defend and save and hold Purchaser, Merger Sub and the Surviving Corporation harmless from and against any costs, expenses, damages, liabilities, losses or deficiencies, including, without limitation, reasonable attorneys' fees and other costs and expenses incident to any suit, action or proceeding (singularly a "Loss" and collectively "Losses") suffered or incurred by Purchaser, Merger Sub and the Surviving Corporation arising out of or resulting from, and will pay Purchaser, or the Surviving Corporation on demand the full amount of any such amounts which Purchaser or the Surviving Corporation may pay or may become obligated to pay in respect of:

                  (a) any inaccuracy in any representation or document delivered under or pursuant to this Agreement or the breach of any warranty made by the Principal Shareholder of Piper and Piper in or pursuant to this Agreement;

                  (b) any misrepresentations in or omission from any Exhibit, Schedule, or other attachment to this Agreement; or

                  (c) any failure by the Principal Shareholder of Piper and Piper duly to perform or observe any material term, provision, covenant, or agreement in this Agreement to be performed or observed on the part of the Principal Shareholder of Piper and Piper; or

                  (d) any act or omission of Piper, or any employee, predecessor, consultant or agent of Piper occurring on or prior to the Closing Date of which the Principal Shareholder of Piper had knowledge but failed to disclose to Purchaser and Merger Sub;

                  (e) any material misstatement or omission by Piper concerning any matters pertaining to Piper, its business, properties, assets, obligations, management, personnel, financial condition, prospects or other information not furnished by or relating to Delta contained in the disclosure statement to be prepared by Piper as contemplated under Section 6.17 of this Agreement; or

                  (f) any action, suit, investigation, proceeding, demand, assessment, audit, judgement and claim, including without limitation any employment related claim against Piper or any of its subsidiaries, even though such Claims may not be filed or come to light until after the Closing Date; provided, however, Principal Shareholder of Piper's obligation to indemnify under this subsection (f) shall not apply to any Loss related to a violation of Environmental and Health Laws or claims relating to non-operated properties unless the Principal Shareholder of Piper knew of the claim and failed to disclose such claim to purchaser and Merger Sub. The matters set forth in Sections 11.12(a) through (f) are collectively referred to as the "Claims."

          Purchaser and Merger Sub hereby covenant and agree to immediately provide to the Principal Shareholder of Piper any and all notifications or other correspondence it receives related to matters which may affect this indemnity and hereby agrees to allow the Principal Shareholder of Piper to defend any and all actions affecting this indemnity and shall not settle any action or dispute affecting this indemnity without obtaining the prior written
consent of the Principal Shareholder of Piper.   Failure to provide any such
notifications or other correspondence in a timely manner will relieve the Principal Shareholder of Piper of its obligations to indemnify Purchaser, and the Surviving Corporation under this Section 11.12. The right of the Principal Shareholder of Piper to defend Purchaser or Merger Sub or the Surviving Corporation against any Losses or Claims with counsel of their choice is contingent upon (i) the Principal Shareholder of Piper notifying Purchaser in writing within fifteen (15) days after Purchaser or the Surviving Corporation has given notice of such Claims that Seller will indemnify Purchaser against the amount of the Claims; (ii) the Principal Shareholder of Piper providing the Purchaser with evidence acceptable to Purchaser that the Principal Shareholder of Piper have the financial resources to defend against the Claims and fulfill their indemnification obligations under this Agreement;
(iii) settlement of, or any adverse judgment with respect to the Claims are not, in the good faith judgment of Purchaser, Merger Sub or the Surviving Corporation, likely to adversely affect the continuing business interests of Purchaser or the Surviving Corporation; and (iv) the Principal Shareholder of Piper conduct the defense of the Claims actively and diligently. Purchaser or Surviving Corporation shall have the right to employ counsel of its own choosing in such action, suit or proceeding but the fees and expenses of such counsel incurred after receipt of notice from the Principal Shareholder of Piper of the assumption by them of the defense thereof shall be at the expense of Purchaser or Surviving Corporation unless (i) the employment of counsel by Purchaser or Surviving Corporation has been specifically authorized by the Principal Shareholder of Piper, (ii) representation by the same counsel of both Purchaser or Surviving Corporation and the Principal Shareholder of Piper would, in the reasonable judgment of Purchaser or Surviving Corporation and the Principal Shareholder of Piper, be inappropriate due to an actual or potential conflict of interest between the Principal Shareholder of Piper and Purchaser or Surviving Corporation in the conduct of the defense of such action, such conflict of interest to be conclusively established by an opinion of counsel to the Principal Shareholder of Piper to such effect; (iii) the counsel employed by the Principal Shareholder of Piper and reasonably satisfactory to Purchaser or Surviving Corporation has advised such parties in writing that such counsel's representation of Purchaser or Surviving Corporation would likely involve such counsel in representing differing interests which could adversely affect the judgment or loyalty of such counsel to Purchaser or Surviving Corporation, whether it be a conflicting, inconsistent, diverse or other interest; or (iv) the Principal Shareholder of Piper shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be paid by the Principal Shareholder of Piper.

          11.13 Purchaser's Indemnification. Purchaser and Merger Sub agree that notwithstanding the Closing and regardless of any investigation of any time made by or on behalf of the Principal Shareholder of Piper or any information the Principal Shareholder of Piper may have in respect thereof, Purchaser or Merger Sub, jointly and severally, will indemnify and save and hold the Principal Shareholder of Piper harmless from and against any Losses suffered or incurred by the Principal Shareholder of Piper arising out of or resulting from, and will pay the Principal Shareholder of Piper on demand the full amount of any such amounts which the Principal Shareholder of Piper may incur, pay or may become obligated to pay in respect of:

                  (a) any inaccuracy in any representation or the breach of any warranty made by Purchaser or Merger Sub in or pursuant to this Agreement or any Exhibit, Schedule or other attachment to this Agreement of Purchaser or Merger Sub;

                  (b) any failure by Purchaser or Merger Sub of their duty to perform or observe any material item, provision, covenant or agreement in this Agreement to be performed or observed on the part of Purchaser or Merger Sub;

                  (c) any claim for damages arising after the Closing Date for any act or omission of Purchaser occurring after the Closing Date; or

                  (d) any material misstatement or omission contained in any documents furnished by Purchaser to Piper or to the shareholders of Piper as contemplated under this Agreement.

          11.14   Limitation on Indemnification.

                  11.14.1 Mutual Indemnification Limitations. Notwithstanding anything to the contrary to the foregoing, the Principal Shareholder of Piper shall not have any obligation to indemnify Purchaser, Merger Sub and the Surviving Corporation, and Purchaser and Merger Sub shall not have any obligation to indemnify the Principal Shareholder of Piper, for any single Loss except to the extent the Loss exceeds $200,000 (the "Deductible Amount") unless all of the Losses paid or incurred by Purchaser, Merger Sub and the Surviving Corporation collectively exceed $400,000 ("Threshold Amount"), in which event the Principal Shareholder of Piper or Purchaser and Merge Sub, as the case may be, shall be obligated for any single or multiple Loss in excess of the Threshold Amount without regard to the Deductible Amount for any single Loss.

                  11.14.2 Additional Limitation. In addition to the foregoing, the liability of the Principal Shareholder of Piper, Purchaser and Merger Sub shall never exceed the lesser of the value of the Delta Shares delivered to the Principal Shareholder of Piper at Closing in exchange for the Piper Shares of the Principal Shareholder of Piper (and not including the shares delivered to compensate the Principal Shareholder of Piper for unpaid salary), on the Closing Date or the value of the shares on the date the Principal Shareholder of Piper or Purchaser or Merger Sub either agrees to pay the Losses or is ordered to pay the Losses by the Arbitration Panel, or a court of competent jurisdiction. Notwithstanding anything contained herein to the contrary, neither the foregoing nor the limitations with respect to the Deductible Amount or the Threshold Amount shall apply to Purchaser's obligation to indemnify the Principal Shareholder of Piper resulting from any misrepresentation of, or failure to state, a material fact relating to that portion of the information contained in the disclosure statement to be prepared by Piper for dissemination to its shareholders (as contemplated in Section 6.17 of this Agreement) which is furnished by Purchaser to Piper or any claims arising under the Registration Rights Agreement or otherwise relating to Purchaser's or Merger Sub's obligations with respect to the registration of the shares of Delta Common Stock (to be received by them under this Agreement) in accordance with the Registration Rights Agreement; provided, however, that in no event shall Purchaser's or Merger Sub's liability for any information furnished by them and contained in the disclosure statement exceed the value as of the Closing Date of the Delta Shares delivered to the Principal Shareholder of Piper.

                  11.14.3 Exclusive Remedy. After the Closing Date, the indemnification by Principal Shareholder of Piper, Purchaser, Merger Sub and the Surviving Corporation provided in Sections 11.12 and 11.13 shall be the sole and exclusive remedy of Purchaser, Merger Sub and the Surviving Corporation for claims against the Principal Shareholder of Piper and for claims of the Principal Shareholder against them or any of them arising under this Agreement or in the instrument executed in connection herewith. Furthermore, the indemnification by Principal Shareholder of Piper shall only apply to claims asserted by Purchaser, Merger Sub, or the Surviving Corporation within one year after the Closing Date and the indemnification by Purchaser, Merger Sub or the Surviving Corporation shall only apply to claims asserted by the Principal Shareholder of Piper within one year after the Closing Date (except such one year period shall be co-terminus with the limitation period applicable to a Claim under Section 10(b) of the Exchange Act and Rule 10b-5 adopted thereunder in the case of a misrepresentation of, or failure to state, a material fact furnished by Purchaser which is contained in the disclosure statement as contemplated in Section 6.17 of this Agreement). Nothing contained in this Section 11.14.3 shall limit the rights of the shareholders of Piper other than those of the Principal Shareholder of Piper as provided herein.

          11.15 No Benefit To Others. The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto, the shareholders of Piper and their respective heirs, successors, assigns, and such representations, warranties, covenants and agreements shall not be construed as conferring, and are not intended to confer, any rights on any other persons.

          11.16   Expenses.

                  11.16.1   Piper Expenses.   Piper will pay and discharge all
liabilities and expenses incurred by them in connection with the preparation, authorization, execution and performance of this Agreement, including without limitation:

                            (a)   all fees and expenses of agents,
representatives, attorneys and accountants engaged by them;

                            (b)   any and all sales, use, transfer taxes or
other taxes and expenses arising out of or resulting from the Merger and the receipt by them of the consideration as provided in this Agreement; and

                            (c)   all amounts payable with respect to any
claim for brokerage or finder's fees or other commissions with respect to the transactions contemplated by this Agreement as a consequence of any agreement, arrangement or understanding entered into or made by Piper or the Principal Shareholder of Piper.

                  11.16.2 Purchaser's Expenses. Purchaser will pay and discharge all liabilities and expenses incurred by or on behalf of Purchaser and Merger Sub in connection with the preparation, authorization, execution and performance of this Agreement, including without limitation:

                           (a)   all fees and expenses of agents,
representatives, attorneys and accountants, and

                           (b)   all amounts payable with respect to any claim
for brokerage or finder's fees or other commissions with respect to the Merger and the transactions contemplated under this Agreement as a consequence of any agreement, arrangement or understanding entered into or made by Purchaser or Merger Sub.

          11.17 Publicity. Prior to the Closing Date, all notices to third parties and all other publicity relating to the transactions contemplated by this Agreement shall be jointly planned, coordinated and approved by Piper, and Purchaser or Merger Sub; provided, however, that such approval shall not be unreasonably withheld.

          11.18 Exhibits. The Exhibits, Schedules and attachments referred to herein are incorporated into this Agreement by reference. Such Exhibits, Schedules and attachments may be amended or modified by a party provided that the other party ("Receiving Party") has been furnished with a copy of the Amendment or modification to such Exhibit, Schedule or Attachment; provided, however, that if any such amendment shall materially adversely affect the economics, financial or business considerations of the transactions contemplated under this Agreement as determined by the Receiving Party, such Receiving Party may terminate this Agreement in accordance with Section 10.1.4 of this Agreement.

          11.19 Entire Agreement. This Agreement, together with Exhibits, Schedules and attachments to this Agreement, represents the entire agreement between the parties hereto with respect to the subject matter hereof and all prior agreements, understandings or negotiations shall be deemed merged herein. No representations, warranties, promises or agreements, express or implied, shall exist between the parties, except as stated herein.

          11.20 Currency Amounts. All references to dollar amounts in this Agreement shall refer to, and be interpreted solely as referring to, the dollar amount under the United States monetary system.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                                      DELTA PETROLEUM CORPORATION
                                      a Colorado corporation


                                      By:________________________________
                                      Its:_______________________________

                                      DELTA ACQUISITION COMPANY, INC.
                                      a Colorado corporation


                                      By:________________________________
                                      Its:_______________________________

                                      PIPER PETROLEUM COMPANY
                                      a Delaware corporation


                                      By:________________________________
                                      Its:_______________________________


                                      THE PRINCIPAL SHAREHOLDER OF PIPER


                                      ___________________________________
                                      John H. Wilson II

                                      ___________________________________


                                      ___________________________________


                                      ___________________________________


                                      ___________________________________


                                      ___________________________________